UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2017

Date of Report (Date of earliest event reported)

GREEN VISION BIOTECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55210	98-1060941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1255 W. Rio Salado Parkway, Suite 215 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

(480) 339-0181

Registrant’s telephone number, including area code

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Use of Certain Defined Terms Used in this Current Report on Form 8-K

Except where the context otherwise requires and for the purposes of this Current Report on Form 8-K only:

•	“GVBT”, “Company”, "we”, "us” and "our Company" refer to the combined business of Green Vision Biotechnology Corp., its consolidated subsidiaries and its consolidated affiliate, as the case may be;

Definitions related to the corporate structure of Lutu International:

•	“Able Lead” refers to Able Lead Holdings Limited, a limited company incorporated in the British Virgin Islands, which holds 89% of the issued and outstanding shares of Lutu International;

•	“Harcourt” refers to Harcourt Capital Limited, a limited company incorporated in the British Virgin Islands, which holds 6% of the issued and outstanding shares of Lutu International;

•	“Hong Kong Prolific" refers to Hong Kong Prolific Mineral Resources Limited, a wholly owned subsidiary of Light Raise Limited, incorporated in the Hong Kong;

•	“Light Raise” refers to Light Raise Limited, a wholly owned subsidiary of Lutu International incorporated in the British Virgin Islands;

•	"Lutu International" refers to Lutu International Biotechnology Ltd, a limited company incorporated in the Cayman Islands ;

•	"Shanxi Lutu" refers to Shanxi Green Biotechnology Industry Limited, a wholly owned subsidiary of Hong Kong Prolific and a wholly foreign-owned enterprise incorporated in China;

•	“Shareholders of Lutu International” refers to Able Lead, Harcourt and Woodhead collectively;

•	“Shenzhen Lutu” refers to Shenzhen QianHai Lutu Supply Chain Management Co., Ltd, a wholly owned subsidiary of Shanxi Lutu and a limited company incorporated in China;

•	“the Lutu Group” refers to Lutu International, Light Raise, Hong Kong Prolific, Shanxi Lutu, and Shenzhen Lutu collectively; and

•	“Woodhead” refers to Woodhead Investments Limited, a limited company incorporated in the British Virgin Islands, which holds 5% of the issued and outstanding shares of Lutu International.

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General definitions:

•	"China" and " PRC" refer to the People's Republic of China, and for the purpose of this Current Report on Form 8-K, “China” and “PRC” do not include Hong Kong, Macau Special Administrative Region of the People's Republic of China and Taiwan (The Republic of China);

•	"Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended;

•	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People's Republic of China;

•	"Renminbi " and "RMB" refer to the legal currency of China;

•	"SEC" refers to the United States Securities and Exchange Commission;

•	"Securities Act" refers to the United States Securities Act of 1933, as amended;

•	"U.S. Dollar", and "$" refer to the legal currency of the United States; and

•	“United States” and “U.S.” refer to The United States of America.

Technical definitions:

•	“ha” refers to hectare, an accepted metric system unit of area, which equals 10,000 m2;

•	“ktpa” refers to one thousand tons per annum;

•	“MBF” refers to mineral based bio-fertilizer, the main product of Shanxi Lutu;

•	“MAP” refers to mono-ammonium phosphate (NH4H2PO4), a commonly used chemical phosphate fertilizer;

•	“MOP” refers to muriate of potash or potassium chloride (KCl), the most commonly used chemical potash fertilizer;

•	“SOP” refers to sulphate of potash or potassium sulphate (K2SO4), a commonly used chemical potash fertilizer; and

•	“Principles of Organic Agriculture” refers to the Principles of Organic Agriculture established by the International Federation of Organic Agriculture Movements in September, 2005.

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Chemical symbols for elements:

•	B	Boron

•	Cl	Chlorine

•	K	Potassium

•	Mg	Magnesium

•	N	Nitrogen

•	P	Phosphate

•	S	Sulphur

•	Si	Silicon

•	Zn	Zinc

Solely for the convenience of the reader, this Current Report on Form 8-K contains conversions of certain Renminbi amounts into U.S. Dollars at specified rates. Except as otherwise indicated, all conversions from Renminbi to U.S. Dollars were made based on the exchange rate on 20 March 2017, which was 1 USD to 6.904 RMB. No representation is made that the Renminbi or U.S. Dollar amounts referred to in this Current Report on Form 8-K could have been or could be converted into U.S. Dollar or Renminbi, as the case may be, at any particular rate or at all. See “Risk Factors—Risks factors in doing business in China— Fluctuations in exchange rates could adversely affect our business and the value of our securities” for a discussion of the effects on the Company of fluctuating exchange rates.

Investment Transaction

The investment transaction under the share exchange agreements and contractual agreements as described below (collectively the “Transaction Agreements”) was entered into, between each of the Shareholders of Lutu International and GVBT (the “Investment Transaction”) on May 12, 2017. As a result of closing the Investment Transaction, GVBT acquired part of the shares of Lutu International and assumed management of the Lutu Group.

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The terms of the Transaction Agreements were determined through arm’s length negotiations between GVBT, Lutu International, Able Lead, Harcourt and Woodhead, as applicable. Execution of the Transaction Agreements and the closing of the Investment Transaction were approved by GVBT, Lutu International, Able Lead, Harcourt and Woodhead independently.

Share Exchange Agreement with Harcourt and Woodhead

On May 12, 2017, GVBT entered into a Share Exchange Agreement with Harcourt and Woodhead (the “Minority Interest Exchange Agreement”). Under the Minority Interest Exchange Agreement, Woodhead agreed to transfer GVBT a total of 5% of the issued and outstanding shares of Lutu International. In consideration, GVBT agreed to grant Woodhead, or persons designated by Woodhead, a right to receive a total of 5 million shares of GVBT’s common stock. Under the Minority Interest Exchange Agreement, Harcourt agreed to transfer to GVBT a total of 6% of the issued and outstanding shares of Lutu International. In consideration, GVBT agreed to grant Harcourt, or persons designated by Harcourt, a right to receive a total of 6 million shares of GVBT’s common stock. The transactions under the Minority Interest Exchange Agreement were completed on May 12, 2017.

Share Exchange Agreement with Able Lead and Escrow Agreement

Able Lead has an outstanding loan of $4.43 million denominated in RMB owed to an unrelated third party with its maturity date on January 22, 2018 (the “Outstanding Loan”). Shares of Lutu International held by Able Lead were offered by Able Lead as collateral to secure repayment of the Outstanding Loan (the “Security”).

On May 12, 2017, GVBT entered into a share exchange agreement (the “Majority Interest Exchange Agreement”) with Able Lead. Under the Majority Interest Exchange Agreement, Able Lead agreed to enter into a series of contractual arrangements with GVBT (collectively, the “Contractual Arrangements”) (as described below), in which GVBT assumes management control of the Lutu Group. Able Lead further agrees to deliver the shares of Lutu International to GVBT once the Outstanding Loan is fully repaid. In consideration, GVBT agrees to issue and deliver a total of 89 million shares of GVBT’s common stock to an escrow agent (issued in the name of the escrow agent or its nominee) (the “Escrow Shares”). The Escrow Shares shall be held in escrow for a period of one year or such period of time to be agreed by GVBT and Able Lead upon the execution of the Majority Interest Exchange Agreement. Conditional upon the full repayment of the Outstanding Loan and the release of the Security, the Escrow Shares shall be released to Able Lead in exchange for the delivery of a total of 89% of the issued and outstanding shares of Lutu International by Able Lead to GVBT. In the event that Able Lead fully repays the Outstanding Loan and causes the release of the Security, then the Escrow Shares shall be delivered to Able Lead. In the event that Able Lead cannot fully repay the Outstanding Loan (within a period of one year, or such period of time to be agreed by GVBT and Able Lead) and cause the release of the Security, then the Escrow Shares shall be delivered to transfer agent for cancellation. Unless otherwise expressly agreed in writing by GVBT and Able Lead, the Majority Share Exchange Agreement shall be automatically terminated upon the termination of any of the agreements in the Contractual Arrangements described as below. The transactions under the Majority Interest Exchange Agreement was completed on May 12, 2017.

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Pursuant to an escrow agreement (the “Escrow Agreement”) entered into between Booth Udall Fuller, PLC (the “Escrow Agent") and GVBT on May 12, 2017, the Escrow Shares shall be held by Booth Udall Fuller, PLC for a year upon the execution of the Majority Share Exchange Agreement. The Escrow Shares shall not be subject to any lien, attachment, or any other judicial process of any creditor of GVBT, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Majority Share Exchange Agreement.

The terms of the Escrow Agreement and the following contractual agreements with the Lutu Group and Able Lead have been agreed to and the agreements were signed and delivered in connection with the closing of the Investment Transaction.

Contractual Arrangements with the Lutu Group and Able Lead

On May 12, 2017, GVBT entered into a series of contractual agreements (term of which are also agreed by Woodhead and Harcount) as described below with Lutu International and/or Able Lead (the “Contractual Arrangements”). Upon execution of the Contractual Arrangements, GVBT assumes management of the Lutu Group and receives economic benefits which includes right to receive the expected residual returns and and/or obligation to absorb expected loss from the Lutu Group. Each agreement in the Contractual Arrangements constitutes valid and binding obligations of the parties of such agreements and is enforceable and valid in accordance with the laws of Cayman Islands. All agreements executed by Lutu International were duly approved by its board of directors and the Shareholders of Lutu International.

Consulting Services Agreement

Pursuant to the exclusive consulting services agreement entered into between GVBT and Lutu International on May 12, 2017, GVBT has the exclusive right to provide to the Lutu Group general business operation services, including advice and strategic planning, as well as consulting services related to the technological research and development of bio-fertilizers. Further, GVBT owns the intellectual property rights developed or discovered through research and development, in the course of providing the consulting services, or derived from the provision of the consulting services. In consideration, Lutu International pays an annual consulting service fees to GVBT in the amount equivalent to all of Lutu International’s net profits for the relevant financial year. The term of this consulting service agreement is five (5) years from its effective date and may be terminated upon GVBT’s written confirmation prior to the expiration of this agreement.

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Unless otherwise expressly agreed in writing by GVBT and Able Lead, the Consulting Services Agreement shall be automatically terminated upon the termination of any of the agreements in the Contractual Arrangements or the Majority Interest Exchange Agreement.

Operating Agreement

Pursuant to the operating agreement entered into between GVBT, Lutu International and Able Lead on May 12, 2017, GVBT agrees to provide guidance and instructions on the Lutu Group’s daily operations, financial management and employment issues. Able Lead agrees to designate candidates recommended by GVBT as their representatives on the boards of directors of each member of the Lutu Group. GVBT has the right to appoint senior executives of each member of the Lutu Group. In addition, GVBT agrees to guarantee the Lutu Group’s performance under any agreements or arrangements relating to the Lutu Group’s business arrangements with any third party. In consideration, Lutu International agrees that it will not, and will cause the Lutu Group not to, without the prior consent of GVBT, engage in any transactions that could materially affect their respective assets, liabilities, rights or operations, including but not limited to, incurrence or assumption of any indebtedness, sale or purchase of any assets or rights, incurrence of any encumbrance on any of their assets or intellectual property rights in favor of a third party or transfer of any agreements relating to their business operation to any third party. The term of this operating agreement is five (5) years from its effective date and may be extended and terminated only upon GVBT’s written confirmation prior to the expiration of the this agreement.

Unless otherwise expressly agreed in writing by GVBT and Able Lead, the Operating Agreement shall be automatically terminated upon the termination of any of the agreements in the Contractual Arrangements or the Majority Interest Exchange Agreement.

Proxy Agreement

Pursuant to the proxy agreement entered into between Able Lead, Lutu International, and GVBT on May 12, 2017, Able Lead agrees to irrevocably grant a person to be designated by GVBT the right to exercise its voting rights and other rights, including the attendance of, and the voting at the shareholders’ meetings of Lutu International for and on behalf of Able Lead (or the signing of written resolutions in lieu of such meetings) in accordance with applicable laws and its articles of association, including but not limited to the appointment and voting for the directors and chairman of the board as the authorized representative of Able Lead to exercise controlling power in the Lutu Group. The proxy agreement may be terminated by joint consent of the parties or upon 7-day written notice from GVBT.

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Unless otherwise expressly agreed in writing by GVBT and Able Lead, the Proxy Agreement shall be automatically terminated upon the termination of any of the agreements in the Contractual Arrangements or the Majority Interest Exchange Agreement.

Changes Resulting from the Investment Transaction

The closing of the Investment Transaction occurred on May 12, 2017, resulting in a change of control of GVBT. Prior to closing of the Investment Transaction, GVBT had a total of 60,790,000 shares of common stock issued and outstanding. As a result of the closing of the Investment Transaction, GVBT now has a total of 160,790,000 shares of its common stock issued and outstanding, of which 60,790,000 shares, or approximately 37.8%, are owned by the previous existing shareholders of GVBT, with the balance of 100,000,000 shares, or approximately 62.2%, owned by the previous shareholders of Lutu International, with certain shares held in escrow pursuant to the Escrow Agreement.

Following the closing of the Investment Transaction, GVBT will carry on the business of the Lutu Group. The Lutu Group, with its operation primarily located in the Shanxi Province of China, is engaged in the biotechnology industry, in particular, the production and distribution of bio-fertilizers. Revenues of the Lutu Group are currently generated from China.

The shareholding structure of GVBT after the Investment Transaction is as follows:

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Changes to the Board of Directors and Officers

Simultaneous with the closing of the Investment Transaction, there was a change in the officers and directors of GVBT. As authorized by the bylaws, the existing director of GVBT, Mr. Ma Wai Kin, appointed two (2) additional members to the Board of GVBT. Such members are Mr. Lam Ching Wan (also known as William Lam) and Mr. Leung Kwong Tak (also known as Dr. Michael Leung). Mr. Ma also appointed Mr. William Lam as GVBT’s Chief Executive Officer and Mr. Lo Kwok Leung as GVBT’s Chief Financial Officer. Mr. Lo Kwok Leung is not related to Dr. Michael Leung.

All members of the Board shall hold their respective offices for a term of one year from their respective dates of appointment, or until the election and qualification of their successors, and thereafter to resign as a director of GVBT. In accordance with the bylaws, officers are elected by the board of directors and serve at the discretion of the board of directors.

Accounting Treatment

The Investment Transaction is being accounted for as a reverse-merger and recapitalization. For financial reporting purposes, Lutu International is the acquirer and GVBT is the acquired company. Consequently, the assets, liabilities and operations of GVBT that will be reflected in the historical financial statements prior to the Investment Transaction will be those of Lutu International and will be recorded at the historical cost basis of Lutu International.

Tax Treatment and SEC Filer Status: Small Business Issuer

The Investment Transaction is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code. Immediately following the Investment Transaction, the filer status of GVBT will be a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by SEC.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations disclosure; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes- Oxley Act of 2002.

We may take advantage of these provisions until the end of the fiscal year ending after the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company, and if we do, the information that we provide to the stockholders may be different than you might get from other public companies in which you hold equity. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. The JOBS Act permits an "emerging growth company" like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies.

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ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information provided in Item 1.01 of this Current Report on Form 8-K in relation to the aforementioned Investment Transaction and related Transaction Agreements (as defined therein) is incorporated by reference into this Item 2.01.

The Investment Transaction closed on May 12, 2017 and as a result, GVBT’s principal business will assume the business of Lutu International and GVBT will cease being a shell company. GVBT has included below the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934

FORM 10 INFORMATION

Item 1. Business

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, PRINCIPALLY IN THE SECTIONS ENTITLED “ITEM 1. BUSINESS,” “ITEM 1A. RISK FACTORS,” AND “ITEM 2. FINANCIAL INFORMATION.” ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT CONTAINED IN THIS CURRENT REPORT ON FORM 8-K, INCLUDING STATEMENTS REGARDING FUTURE EVENTS, OUR FUTURE FINANCIAL PERFORMANCE, BUSINESS STRATEGY AND PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, ARE FORWARD-LOOKING STATEMENTS. WE HAVE ATTEMPTED TO IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY INCLUDING “ANTICIPATES,” “BELIEVES,” “CAN,” “CONTINUE,” “COULD,” “ESTIMATES,” “EXPECTS,” “INTENDS,” “MAY,” “PLANS,” “POTENTIAL,” “PREDICTS,” “SHOULD” OR “WILL” OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY. ALTHOUGH WE DO NOT MAKE FORWARD-LOOKING STATEMENTS UNLESS WE BELIEVE WE HAVE A REASONABLE BASIS FOR DOING SO, WE CANNOT GUARANTEE THEIR ACCURACY. THESE STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING THE RISKS OUTLINED UNDER “RISK FACTORS” OR ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K, WHICH MAY CAUSE OUR OR OUR INDUSTRY’S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. MOREOVER, WE OPERATE IN A VERY COMPETITIVE AND RAPIDLY CHANGING ENVIRONMENT. NEW RISKS EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE FOR US TO PREDICT ALL RISK FACTORS, NOR CAN WE ADDRESS THE IMPACT OF ALL FACTORS ON OUR BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.

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Green Vision Biotechnology Corp. (the “Company”), formerly known as Vibe Wireless Corp., formerly known as Any Translation Corp., was incorporated under the laws of the State of Nevada on July 5, 2012. We were founded to be in the business of translation and interpretation. The Company undertook translation and interpretation projects for various fields from business, economics, to science issues. The Company later adopted a business plan to pursue business opportunities in the global telecommunications industry.

On September 2, 2015, a change in control of the Company took place by virtue of the Company's largest shareholder and sole officer and director at that time, selling 4,000,000 shares of the Company's common stock to Forestbay Capital Partners II, LLC, a Delaware limited liability company. Such shares represented 65.8% of the Company's total issued and outstanding shares of common stock. As part of the sale of the shares, Forestbay Capital Partners arranged with the former officer and director, prior to his resignation as the sole officer and director of the Company Board, to appoint Mr. Edward Mooney as the sole officer and director of the Company. Mr. Mooney is the Manager of Forestbay Capital Partners II, LLC.

On November 12, 2015, we changed our name to Vibe Wireless Corp in connection with merging with our wholly-owned subsidiary. This name change and our ticker symbol change was acknowledged by FINRA and effected in the market on November 23, 2015.

The Company was originally incorporated under the laws of the State of Nevada on July 5, 2012 as Any Translation Corp.

On September 30, 2016, the Company filed a Certificate of Amendment with the Nevada Secretary of State (the “Nevada SOS”) whereby it amended its Articles of Incorporation by increasing the Company’s authorized number of shares of common stock from 75 million to 750 million and increasing all of its issued and outstanding shares of common stock at a ratio of ten (10) shares for every one (1) share held. The Company’s Board of Directors approved this amendment on September 30, 2016.

On September 30, 2016, the Company filed Articles of Merger with the Nevada SOS whereby it entered into a statutory merger with its wholly-owned subsidiary, Green Vision Biotechnology Corp. pursuant to Nevada Revised Statutes 92A.200 et. seq. The effect of such merger is that the Company is the surviving entity and changed its name to “Green Vision Biotechnology Corp.”

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On September 30, 2016, the Company filed an Issuer Company-Related Action Notification Form with FINRA requesting that the aforementioned forward split and name change be effected in the market. The Company also requested that its ticker symbol be changed to “GVBT”. Such notification form is being reviewed by FINRA. This name change and our ticker symbol change was acknowledged by FINRA and effected in the market on November 27, 2016.

The investment transaction under the share exchange agreements and contractual agreements as described above in Section 1.01 of this current report on Form 8-K (collectively the “Transaction Agreements”) entered into between each of the Shareholders of Lutu International and GVBT (the “Investment Transaction”) was completed on May 10, 2017. As a result of closing the Investment Transaction, GVBT acquired part of the shares of Lutu International and assumed management of the Lutu Group.

1. Overview

Shanxi Lutu was incorporated in 2006 in the Shanxi Province of China as a domestic company. It was acquired by Hong Kong Prolific and was converted into a wholly foreign-owned enterprise (“WFOE”) in 2012. Its mission is to strive for production of fertilizer products in China which are ecologically, socially and economically friendly. Its production activities and products are based on the Principles of Organic Agriculture.

Figure 1- Jinzhong City, Shanxi Province

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2. Corporate History and Background

Microbiologists working for Shanxi Lutu have spent years developing a mixture of microorganisms to manufacture bio-fertilizers from locally available mineral shale which originally cannot be used as fertilizers. They arrived at a mixture of various strains of microorganisms and invented a new product of mineral-based bio-fertilizers (the “MBF”). Shanxi Lutu currently holds a patent in PRC on the production method of the MBF produced (Patent number: ZL200910073705.5) and hence believes possesses the microbial technology to manufacture MBF directly from mineral shale.

In 2011, Shanxi Lutu purchased a piece of industrial land with 34,256 square meters to expand its production capacity. In the same year, an approval to produce 500,000 tons per annum of fertilizers was granted by the PRC Government. After several rounds of corporate transactions and fundraising, Shanxi Lutu is now a WFOE owned by Hong Kong Prolific with the current shareholding structure described in the following section. At present, Shanxi Lutu has a production capacity of 100,000 tons per annum.

3. The Fertilizers Industry

3.1 Essential Plant Nutrients

Nutrients are essential for healthy plant growth. Plants need the right combination of nutrients to live, grow and reproduce. Three (3) non-mineral nutrients, carbon (C), hydrogen (H) and Oxygen (O), are supplied by air (in the form of carbon dioxide) and water. Fifteen (15) essential mineral nutrients are supplied by the soil system. Mineral nutrients in the soil are classified into macro-nutrients and micro-nutrients depending on the quantity required. Macro-nutrients are further categorized into primary and secondary nutrients. Primary nutrients are needed in large quantities and are usually in deficiency. They are Nitrogen (N), Phosphorus (P) and Potassium (K). Secondary nutrients are also needed in large quantities but are usually in sufficient supply in the soil. They are Calcium (Ca), Magnesium (Mg) and Sulphur (S). Micronutrients are needed in small amounts. Examples of micronutrients are Copper (Cu), Boron (B), Iron (Fe), Manganese (Mn), Chlorine (Cl), Molybdenum (Mo) and Zinc (Zn).

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Table 1. Essential Plant Nutrients for Plant Growth

Nutrients Supplied by Air and Water	Nutrients Supplied by the Soil System
Non-Mineral	Primary Macronutrients	Secondary Macronutrients	Micronutrients
Carbon-C Hydrogen-H Oxygen-O	Nitrogen-N Phosphorous-P Potassium-K	Calcium-Ca Magnesium-Mg Sulfur-S	Zinc-Zn Chlorine-CI Boron-B Molybdenum-Mo Copper-CU Iron-Fe Manganese-Mn Cobalt-Co Nickel-Ni

Source: Hugh Savoy, Fertilizers and Their Use, Agricultural Extension Service, The University of Tennessee, http://www.utextension.utk.edu/

Fertilizers are mainly classified according to three essential crop nutrients: Nitrogen (N), Phosphate (P) and Potassium (K). Each nutrient plays a distinct role in plant development: Nitrogen is a major component of chlorophyll for photosynthesis. Phosphates can promote the development of healthy roots, flowers, and fruits and help plants to mature promptly. Potassium can increase water intake of crops and increase crop resistance to disease and heat (Deloitte: Chemical quarterly 2013-Q2).

To make sure the amounts of mineral nutrients are sufficient for continuing growth of plants and crops, fertilizers containing primary nutrients are usually added to the soil to replenish the lacking of natural supply nutrients after crops harvest. Blended NPK fertilizers for easier application are also found nowadays.

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3.2 World Total Fertilizer Nutrients (NPK) Production and Consumption

According to IFADATA, the world total fertilizer (NPK) production was around 194 million tons in 2014. China was the largest global producer of total NPK fertilizers, and produced around 58 million tons which represented about 30% of global production share in year 2014 (Figures 1 and 2).

Figure 1 World Total Fertilizer Nutrients (NPK) Production in 2014

Source: IFADATA, http://ifadata.fertilizer.org/ucResult.aspx?temp=20170303042012

Figure 2 World Production Share of Total Fertilizer (NPK) by Countries in 2014

Source: IFADATA, http://ifadata.fertilizer.org/ucResult.aspx?temp=20170303042012

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According to IFADATA, the world total fertilizer (NPK) consumption was around 184 million tons in 2014. China was the largest consumer of total NPK, and it consumed around 52 million tons and captured about 28% of consumption share in that year (Figures 3 and 4).

Figure 3 World Total Fertilizer Nutrients (NPK) Consumption in 2014

Source: IFADATA, http://ifadata.fertilizer.org/ucResult.aspx?temp=20170303043213

Figure 4 World Consumption Share of Total Fertilizer (NPK) by Countries in 2014

Source: IFADATA, http://ifadata.fertilizer.org/ucResult.aspx?temp=20170303043213

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According to the PotashCorp Market Overview presented at the TFI World Fertilizer Conference, September 2015 (the “PotashCorp Market Report”), the major consumption countries of world fertilizer nutrients (NPK) are the developing countries in Asia and Latin America. Together with North America, these major fertilizer-consuming regions account for more than 80% of world fertilizer consumption. Nitrogen and Phosphate use are more heavily concentrated in China and India, while the Potash consumption is dstributed among a number of major regions. Figure 5 depicts the world individual fertilizer consumption distribution by region in 2014. Potash is any of various mined and manufactured salts that contain potassium in water-soluble form. Common potash compounds include potassium chloride, potassium sulfate or potassium nitrate.

Figure 5 – World individual Fertilizer Nutrients Consumption Distribution by Region in 2014

Source: PotashCorp Market Overview, TFI World Fertilizer Conference, September 2015

According to the Potash Corp Market Report, the steady growth in crop production serves as a key driver of fertilizer demand. World consumption of grains and oilseeds has grown at an annualized rate of approximately 2.2% from the period of 1995 to 2015. The fertilizer consumption has risen at an average annual rate of approximately 2% over the past same periods, with the rate of Potash consumption growing most quickly among the primary nutrients. Figure 6 indicates the trend of world crop production and fertilizer consumption over the period from 1995 to 2015.

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Figure 6 – World Crop Production and Fertilizer Nutrients Consumption, 1995-2015

Source: PotashCorp Market Overview, TFI World Fertilizer Conference, September 2015

3.3 World Fertilizer Nutrients (NPK) Consumption Outlooks

According to the Food and Agriculture Organization of the United Nations (FAO), the total fertilizer nutrient (NPK) consumption is estimated at 185 million tons in 2014 and is forecast to reach 187 million tons in 2015. Meanwhile, the consumption is expected to reach 199 million tons by the end of 2019 with a successive growth of 1.6% per year. Figure 6 shows the forecasts of world demand for total fertilizer nutrients from 2015 to 2019.

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Figure 7 – World Fertilizer Nutrients (NPK) Consumption Forecast (Million Tons)

Source: World fertilizer trends and outlook to 2019 Summary report, Food and Agriculture Organization of the United Nations – Rome, 2016

The world demand and the growth forecast for individual fertilizer nutrients (NPK) are also summarized in Table 2. The growth rate of Potash consumption is expected to increase higher than the other two fertilizer nutrients of Nitrogen and Phosphate over the period from 2015 to 2019.

Table 2 – World Demand Forecast for Fertilizer Nutrients (NPK) 2015-2019 (Million Tons)

Year	2015	2016	2017	2018	2019
Nitrogen (N)	113	114	115	117	118
Growth	1.5%	1.3%	1.4%	1.2%	1.1%
Phosphate (P)	42	43	44	45	46
Growth	0.6%	1.8%	2.1%	2.0%	2.0%
Potash (K)	32	33	34	34	35
Growth	0.3%	2.6%	2.5%	2.4%	2.3%
Total (NPK)	187	190	193	196	199
Growth	1.1%	1.6%	1.7%	1.6%	1.5%

Source: World fertilizer trends and outlook to 2019 Summary report, Food and Agriculture Organization of the United Nations – Rome, 2016

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3.4 China Fertilizer Nutrients (NPK) Consumption

According to the PotashCorp Market Report, China has expanded its Nitrogen and Phosphate capacity over the past two decades. As a result, China is self-sufficient in both Nitrogen and Phosphate nutrients, and in recent years became a significant net exporter of both. In 2015, China’s consumption of Nitrogen and Phosphate were estimated at approximately 34 million tons and 13 million tons respectively. On the other hand, China’s consumption of Potash nutrients was estimated at 14 million tons and it needs to import about 55% of Potash in order to meet its Potash requirement in 2015. In recent years, China has increased its domestic production of Potash nutrient through the ramp-up of domestic capacities. However, additional capacity growth could be limited by the amount of space on the salt lakes and the quality of known reserves in the Qinghai Province of China.

Figure 8 – China Fertilizer Nutrients Consumption Profile

Source: PotashCorp Market Overview, TFI World Fertilizer Conference, September 2015

3.5 World Bio-Fertilizer Outlook

The excessive application of agrochemicals on crops has led to soil contamination and other environmental hazards. The bio-fertilizers, being as an eco-friendly option, help to maintain soil and crop health. Nitrogen-fixing, Phosphate-solubilizing and Potash-mobilizing are currently key bio-fertilizer types.

The NOVONOUS report “Global Bio-Fertilizer 2016-2020” estimates that global bio-fertilizer market will grow at a CAGR of 13.9% by 2020. The growth drivers are mainly due to increasing penetration of bio-fertilizers in agriculture, increasing demand for organic products and easy availability of affordable bio-fertilizer products to end users. The report found that most of the growth in bio-fertilizers can be attributed to the affordable cost of bio-fertilizer, increasing concern on sustainable farming, rising governmental support and environmental regulations.

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According to the NOVONOUS report, Nitrogen-fixing and Phosphate-solubilizing bio-fertilizers dominate the first and second largest market share in the global bio-fertilizer market. NOVONOUS estimates that the global Nitrogen-fixing and global Phosphate-solubilizing bio-fertilizer markets are expected to grow at a CAGR of 13.25% and 20.75% respectively till 2020.

In terms of bio-fertilizers by microorganism type, Azospirillum-based and Azotobacter-based bio-fertilizers currently dominate the first and second largest market share in global bio-fertilizers. As per NOVONOUS estimates, global Azospirillum and Azotobacter bio-fertilizers market are expected to grow at a CAGR of 11% and 13% respectively till 2020.

In terms of geographical location, the North America and Europe bio-fertilizer markets dominate the first and second largest market share in global bio-fertilizers. NOVONOUS estimates that the North America and Europe bio-fertilizer markets are expected to grow at a CAGR of 16.65% and 14.90% respectively till 2020. The Asia Pacific bio-fertilizer market captures the third largest market share in global bio-fertilizer market. NOVONOUS estimates that the Asia Pacific bio-fertilizer market is expected to grow at a CAGR of 11.40% till 2020.

3.6 Trend of Using Organic and Bio-fertilizers in China

According to the report “Major Results of Investigation and Assessment of Agricultural Land Classes throughout the Country” released by the PRC Ministry of Land and Resources, about 70.6% of the agricultural land in China was classified as “medium” to “low” classes in terms of soil nutrient conditions, indicating that the fertility of soil in China has been degenerating and affecting the quality of produce and food.

In the last three decades, chemical fertilizers accounted for more than 80% of the fertilizer market in China, and it was commonly believed that it was one of the most important factors attributing to the continuous and serious degeneration of soil fertility in China. Many agronomists in China now believe that the increasing use of organic and bio-fertilizers will be the upcoming solution to improve the soil nutrient quality of farmland in China.

On 29th July 2015, the PRC Ministry of Industry and Information Technology published a policy document titled “Instructive Opinion about the Changing Development of Chemical Fertilizer Industry in China”, encouraging the development of new, effective and environmentally friendly fertilizers, and looking forward to increasing the use of “new fertilizers” (non-chemical fertilizers) from 10% to 30% for fertilizer applications in China.

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In addition, the PRC Ministry of Agriculture pronounced in its annual prominent “Document No. 1” in 2016 that the “zero-growth of chemical fertilizers in China” target has to be achieved by 2020 in China. Parallel with this policy, the increasing uses of microbial compound fertilizer, liquid-type, specialized, slow-release and controlled-release fertilizers would become the future trend in the fertilizer market in China in the upcoming years.

3.7 Classification of Fertilizers in the China Market

There are many ways to classify fertilizers. Fertilizers are usually divided into inorganic fertilizers, organic fertilizers and microbial fertilizers. Currently, inorganic fertilizers have a decisive market share and impact in the fertilizer market followed by organic fertilizer. In contrast, microbial fertilizers have a lesser share of the fertilizer market.

According to the rules and regulations under the “Measures for the Administration of Fertilizer Registration”, “PRC National Standard for Fertilizer and Soil Conditioner Terminology” (GB/T 6274-1997), PRC Agricultural Industry Standards NY 525-2012, NY884-2012 and NY/T 798-2015, the following terms shall have the following meanings in China’s fertilizers market:

i.	Fertilizer: its main function is to provide nutrients for plants. (GB/T 6274-1997)

ii.	Inorganic [mineral] fertilizer: its nutrients are in the form of inorganic salt fertilizer, which is made by the extraction, physical and/or chemical industrial method (sulfur, calcium cyanamide, urea and its contraction, and bone powder superphosphate are usually classified as inorganic fertilizers). (GB/T 6274-1997)

iii.	Complex fertilizer: a fertilizer manufactured only by chemical method, and its components are specified with at least 2 out of the 3 nutrients, namely Nitrogen, Phosphorus, Potassium. (GB/T 6274-1997)

iv.	Organic fertilizer: a fertilizer containing carbon, its components mainly made from plants and/or animals. (NY 525-2012)

v.	Microbial fertilizer: it refers to fertilizer products which contain specific living microorganisms and have specific fertilizer’s effects when applied to agricultural production. The specific fertilizer’s effects include the provision of good conditions of soil and plant environment, and include the provision of necessary nutrients to crops, together with beneficial effects from metabolism of these microorganisms upon plants. (“Measures for the Administration of Fertilizer Registration”)

vi.	Organic microbial fertilizer: it is made by combining microorganisms which have specific function, and organic materials (mainly animal and plant residues such as livestock and poultry manure, crop stalks, etc.) which are disinfected and decomposed. They possess the functions of both microbial fertilizers and organic fertilizers. (NY884-2012)

vii.	Compound microbial fertilizer: it is a vivo microbial product with a combination of specific microorganisms and nutrients, which can provide, maintain or improve plant nutrition, improve the yield of agricultural products or improve the quality of agricultural products. (NY / T 798-2015)

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3.8 Classification of our Fertilizers

Currently, our fertilizer products have passed the product standard promulgated by the Ministry of Agriculture and hence have obtained the registration certificate of compound microbial fertilizers from the Ministry of Agriculture (as described in Section 5.1 and 5.2 below) pursuant to the “Measures for the Administration of Fertilizer Registration”. In other words, our products are fertilizer products which contain specific living microorganisms and have specific effects when applied in agricultural production. The specific effects include the provision of nutrients to soil and crops and beneficial effects on the metabolism of plants.

4. Production of Mineral-based Bio-fertilizer (“MBF”)

As discussed above, China lacks high-quality soluble Potash resources. Almost all the current proven Potash resources (i.e. soluble ones) are in the remote Provinces of Qinghai and Xinjiang. These Potash resources mainly exist as brine in salt lakes instead of in rock salt mines common in Canada or FSU. Such resources are generally lower in grading and more polluting during the extraction process. China has abundant resources in insoluble Potash. However, it is difficult to convert such insoluble Potash resources into fertilizers under existing technology.

Figure 9 – Distribution of Potash Resources in China

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Most common chemical Potash fertilizers are readily available in China. However, the overuse of chemical Potash fertilizers in general can cause pollution problems, deterioration in soil quality including soil hardening and alkalinity, and exhaustion of other secondary and micronutrients not added in chemical fertilizers. All these further reduce soil fertility and ultimately making it barren.

Through repeated research and testing, we developed and invented our MBF out of a mixture of microorganisms from locally available mineral shale which originally cannot be used as fertilizers.

Certain bacteria, called Potash solubilizing bacteria, are capable of decomposing minerals in feldspar and mica crystals present in soils and rocks to release the Potassium contained therein.

A wide range of bacteria has been reported to release K from K-bearing minerals in soils, but little information is available on Potassium solubilization by bacteria, their mechanisms of solubilization and effect of such bacteria inoculation on nutrient availability in soils and growth of different crops.

The efficiency of K solubilization was found to vary with various factors, including:

•	the nature of Potassium bearing minerals;
•	the bacterial strains used;
•	acidity; and
•	aerobic conditions.

A lot of researchers and scholars around the world are carrying out studies in this regard, including China and India where Potash is in serious shortage.

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Our new product of MBF is a proven product that can serve as a low cost alternative for China, that is suitable for various applications, and that is sustainable and environmentally friendly. Shanxi Lutu currently holds a patent in PRC on the production method of the MBF produced (Patent number: ZL200910073705.5).

4.1 Production Process

Shanxi Lutu’s MBF are manufactured from mineral shale which contains a significant amount of unavailable Potassium and other minerals beneficial to plants. Microorganisms are added to release such minerals to become rapidly available nutrients and slowly available nutrients in the soil. Our fertilizers can also be doses of Potassium solubilizing bacteria to be applied directly to crops and soils to release unavailable minerals and Potassium already present in the field. Our MBF production process is shown in the following figure:

Figure 10 – Mineral-based Bio-Fertiizer Manufacturing Process

* Potassium Solubilising Bacteria and Phosphate Solubilising Bacteria include Bacillus megairiusdebary, Bacillus mucilaginosus and/or Bacillussubtilis.

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4.2 Raw Material Sourcing for Manufacturing of our Mineral-based Bio-fertilizer

The sources of raw materials are elaborated below:

Mineral Shale

Historical Procurement: According to news reports, Shanxi Province ranks as one of the top provinces in China in terms of the reserve of mineral shale. Apart from Shanxi, mineral shale are mainly found in Guizhou Province.

Bacteria

The mixture of strains of bacteria that is most suitable for application to the local mineral shale was tested and tried by our scientists and researchers in the past years. Our scientists and researchers currently safeguard the exact details of the strains of bacteria used and have been in storage. These act as seed strains which can be later used and multiplied in the production facilities when production starts.

Humic Acid

Humic acid is obtained after processing the matters obtained from the decay of organic matter. Humic acid is in abundant supply and easily obtained in the Shanxi (especially in the cities of Yangquan, Jinzhong, Xinzhou, Lvliang and Linfen),Yunnan and Guizhou Provinces.

Ammonium Chloride, Urea, MAP, MOP	These are common chemical fertiliser ingredients and are either industrial products or imported. They are widely available on the market.

4.3 Existing Facility

We acquired a piece of industrial land in Jinzhong city in Shanxi Province in 2011 as a manufacturing plant. The industrial land use right lasts until 2054. The size of the manufacturing plant is 34,256 square meters. We have completed the phase 1 facilities with an annual production capacity of 100,000 tons per annum. The facilities were tested and adjusted, and are now ready for full scale production.

According to the laws of the PRC, the government owns all the land in the PRC. Companies or individuals are authorized to possess and use the land only through the land use rights granted by the government. The land use rights represent cost of the rights to use the land in respect of properties located in the PRC.

Lutu currently owns the land use right of the production plant. The expiry date of the land use right is May 8, 2054. The building and land use right are under the name of "Shanxi Lutu" or Shanxi Green Biotechnology Industry Limited. Regarding the cost of the land use right and building, please refer to Audit Report F21 and F22: the cost of Land use rights is USD 1,158,222 and Buildings are USD 2,877,610. The address of Lutu’s production plant is Chang Ning Town West, Chang Ning Village, Yuci District, Jinzhong City, Shanxi Province, China.

Once we have entered into full operation, we would like to further expand our existing production facilities from the present phase I (100,000 tons per annum) to phase II (200,000 tons per annum), and then to Phase III (500,000 tons per annum) to address the existing needs of the customers, to grab market share and to expand into other markets such as the soil amendment market.

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Figure 11 – Pictures of Shanxi Lutu’s Manufacturing Facilities

Figure 12 - The Manufacturing Plant and the organic microbiogical fertilzers production line

5. Our Products

5.1 Mineral-based Bio-fertilizer (“MBF”)

As described above, we have been applying cutting-edge microbiological technology with high-quality mineral resources to produce organic microbiological fertilizers in order to solve problems such as land pollution due to over-cultivation and overuse of chemical fertilizers and deteriorating food nutrient quality. We have obtained one PRC patent and six registration certificates from the Ministry of Agriculture for our research products as listed in Paragraph 5. 2 below.

At this stage, we produce seven fertilizer products under two own distinctive brands, “Lutu” (“Green Soil”) and “Lu Kun Dan” (“Premium Soil”) for sales:

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	Lutu (“Green Soil”) Category: Microbial compound fertilizer Applicable to vegetables at sowing stage as base fertilizer Pellet fertilizers	Ingredients: Number of live bacteria (per gram): 20 million NPK content 8% Medium micro-element content: 30% Not less than 20% organic matter
ii.	Lu Kun Dan (“Premium Soil”) Category: Microbial compound fertilizer Applicable to fruit crops (corn, wheat) at the sowing stage as base fertilizer Pellet fertilizers	Ingredients: Number of live bacteria (per gram): 20 million Organic content: 20% NPK content: 25% Medium micro-element content: 8%
iii.	Fertilizer No.1 for rice Categories: compound microbial fertilizer other categories: root fertilizer, base fertilizer, mineral fertilizer Applicable to the sowing stage as base fertilizer:

Ingredients:

NPK content: 8%

Organic content: 20%

Medium micro-element content: 30%

Silicon element content: 18.0%

Number of live bacteria (per gram): 20 million

Live bacteria: Bacillus megaterium and bacillus licheniformis

Function and use:

Used as a root fertilizer and base fertilizer

Usage: Spread evenly after the last harrow to maintain the water stability.

Product standard: Ministry of Agriculture NYT798-2015 compound microbial fertilizer

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iv.	Fertilizer No.2 for rice Categories: compound microbial fertilizer other categories: root fertilizer, additional fertilizer, tillering fertilizer, mineral fertilizer Applicable to the tillering stage:

Ingredients:

NPK content: 25%

Organic content: 20%

Medium micro-element content: 8%

Silicon element content: 4.8%

Number of live bacteria (per gram): 20 million

Live bacteria: Bacillus megaterium and Bacillus licheniformis

Function and use:

Used as an additional fertilizer at the rice tillering stage. Apart from increasing the Nitrogen content, it also supplements the right amount of Phosphorus and Potassium nutrients, leading to an increase in organic matter and trace elements. At the same time, the biological bacteria hydrolyzes the Nitrogen, Phosphorus and Potassium nutrients retained in the soil

Usage: Sprinkle for about 10 days after transplanting, may be varied appropriately according to the local fertilization habits

Product standard: Ministry of Agriculture NYT798-2015 Compound microbial fertilizer

v.	Fertilizer No.3 for rice Categories: compound microbial fertilizer other categories: root fertilizer, additional fertilizer, booting fertilizer, mineral fertilizer Applicable to the booting stage:

Ingredients:

NPK content: 15%

Organic content: 20%

Medium micro-element content: 18%

Silicon element content: 10.8%

Number of live bacteria (per gram): 20 million

Live bacteria: Bacillus megaterium and Bacillus licheniformis

Function and use:

Used as an additional fertilizer at the booting stage to increase the supply of Phosphorus and Potassium; continue to increase the organic matter and trace elements, while the microbial bacteria releases Nitrogen, Phosphorus and Potassium nutrients retained in the soil

Usage: Sprinkle about 40 days after transplanting

Product standard: Ministry of Agriculture NYT798-2015 Compound microbial fertilizer

vi.

Lutu Brand Microbial Organic Fertilizers (specialized for vegetable and fruit crops)

Categories:

microbial fertilizer, bio-organic fertilizer

other categories: root fertilizer, base fertilizer, mineral fertilizer

Ingredients: Organic content: 40% Number of live bacteria (per gram): 20 million Live bacteria: Bacillus megaterium and Bacillus licheniformis

Features:

Specialized in enhancing organic matter composition in soil

Microbial bacteria are conducive to the activation of soil

Effectively solve the problem of consolidation

Usage: Apply in soil of 10-20 cm depth

Product standard: Ministry of Agriculture NY 884-2012 Bio organic fertilizer

OFCD Certification number:IP-0109-914-2040

vii.	Lu Kun Dan Brand Multi-Nutrients Water Soluble Fertilizer Categories: compound fertilizer other category: water soluble fertilizer	Ingredients: NPK content: 55%

Features:

Used as an additional fertilizer for multi-season vegetable planting at the later stage

Suitable for drip areas in arid regions

To supply a lot of nutrients necessary for crops

Usage: Used as an additional fertilizer for 2-3 times during the growing season.

Product standard: Ministry of Agriculture NY1107-2010 multi-nutrients water soluble fertilizer

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5.2. List of Registration Certificates of our Products

1.	Microbial Fertilizer (2015) Preliminary (No.2470)
2.	Microbial Fertilizer (2009) Approval (No.0522)
3.	Microbial Fertilizer (2016) Preliminary (No.3415)
4.	Microbial Fertilizer (2016) Preliminary (No.3414)
5.	Microbial Fertilizer (2009) Approval (No.0521)
6.	Microbial Fertilizer (2015) Preliminary (No.2457)
7.	Agricultural and Fertilizer (2016) Preliminary (No.11624)
8.	Certificate of Raw Materials Food issued by the Organic Food Development and Certification Center in Nanjing, China

Table 3 – Summary of Shanxi Lutu’s Fertilizers

Products	N+P+K Ratio	Organic Ratio	Trace element Ratio	Effective Microbial Concentration
Fertilizers for vegetables	8%	20%	30%	>=20Mn/g
Fertilizers for fruit crops	25%	20%	18%	>=20Mn/g
Fertilizer No.1 for rice	8%	20%	30% including Silicon and Zinc	>=20Mn/g
Fertilizer No.2 for rice	25%	20%	8% including Silicon and Zinc	>=20Mn/g
Fertilizer No.3 for rice	15%	20%	18% including Silicon and Zinc	>=20Mn/g
Microbial Organic Fertilizers	<8%	40%	30%	>=20Mn/g
Multi-Nutrients Water Soluble Fertilizer	55%	NA	NA	NA

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5.2 Specialized Mineral-based Bio-fertilizer for Rice Production

Rice is the major staple food in southern China. According to STATISTA, the statistics portal, China is the largest consumption country of rice in the world in 2015/16, followed by India. Both China and India, the two countries with the first and second largest population, consume the largest amount of rice in 2015/06. Figure 13 indicates the ranking of rice consumption amongst 10 major countries in 2015/16.

Figure 13 Rice Consumption Worldwide in 2015/16, by country (in million tons)

Source: STATISTA, the statistics portal, https://www.statista.com/statistics/255971/top-countries-based-on-rice-consumption-2012-2013/

According to the report “China’s agricultural challenges-Roads to be travelled” (October 2015; USDA PWC Report) (the “PWC Report”), milled rice productions in China has been increasing gradually for the period from 2004/05 to 2014/15. However, the increase of milled rice consumption in China has exceeded its production since 2012/13, and therefore China has to increase its milled rice import since 2012/13. Figure 14 depicts the trend of milled rice productions and consumption in China from 2004/05 to 2014/15.

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Figure 14 Rice Productions and Consumptions in China, 2004/05 – 2014/15

Source: PWC, China’s agricultural challenges-Roads to be travelled, October 2015; USDA

Meanwhile, Figure 15 indicated the global paddy rice yields of major rice producers in 2014/05. China, together with Japan, ranked as the top paddy rice yields producers.

Figure 15 Paddy Rice Yields for Major Producers (2014/15)

Source: PWC, China’s agricultural challenges-Roads to be travelled, October 2015; USDA

During the growth of rice, there are certain peak periods for absorption of nutrients. In addition, there is uniqueness in the nutrients required during the growth of rice in which trace elements like Zinc and Silicon are essential.

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Shanxi Lutu’s specialized fertilizers for rice are designed according to the growth characteristics of rice and the nutrients required. According to the field trial conducted by the Soil and Fertilizer Station of Jinzhong City, Shanxi for the period from April 2015 to November 2015, there was a 26.2% increase in output of rice when our 25% Lu Kun Dan microbial compound fertilizer was applied in the field. Our fertilizers also contain major nutrients and trace elements such as Zinc and Silicon, which are essential elements to the proper and normal growth of rice. Our specialized fertilizers for rice have gone through field trial for a full harvesting season. Results of the field trial in Shanxi and reports from some users showed that, by applying our specialized rice fertilizers, the output of rice is higher.

5.3 Clients and Trials

The use of fertilisers affects crop yield significantly, and fertilisers of low quality or with impurities may in fact pollute the soil and kill or inhibit seed germination or plant growth instead. Therefore farmers are very careful when they switch fertilisers and have asked us to provide samples for field trial before extensive use of our fertilizers.

Shanxi Lutu has approached several clients and provided them with samples for field trials throughout 2015 after a small scale production at the plant facilities is possible. Potential clients have designated a small area of their farmland as trial zones and apply fertilizers from us instead of their usual fertilisers, while the rest of their farmland have continued using their usual fertilisers as a control. Germinating and growing condition of the crops are studied during the period, and yield and produce analysis are done after harvest.

Some of our clients have produced internal official reports to evaluate the performance of our fertilizers as shown below. Those reports were in Chinese format and we did not have the translated copies. In summary, our fertilizers generated a positive feedback from field trial around crop yield and the performance results varied from similar performance to significant increase in performance in comparison with the currently available fertilizers in the market.

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Figure 16 - Trial Results and Promotion Notice of a Heilongjiang based Client

关于使用山西绿图生物科技有限公司复合微生物肥料效果的有关情况说明

黑龙江省龙辉农作物种植合作联社（以下简称本联社）是经黑龙江省政府批准的农业合作联社，注册资本金1.5亿元人民币，会员覆盖黑龙江全省，拥有合作社788个。

本联社于2015年1-3月间，共采购山西绿图生物科技有限公司的复合微生物肥360吨，分别在黑龙江省大庆市、哈尔滨市、五常县、海伦县等多地合作社种植的水稻、玉米做基肥施用。2015年秋收后，本联社对上述使用绿图肥的用户做了产量及品质测定工作，得出如下结论：

1.绿图肥营养合理，肥效持久，施用绿图肥作基肥，每亩40-50Kg，在整个作物生长过程中，没有产生脱肥现象，且具有抗旱、抗寒、早熟的效果；

2.农作物的颗粒饱满程度明显优于用其它复合肥，玉米和水稻的产量比往年明显增产15%左右；

3.所有用绿图肥的合作社明显感到本肥优于其它肥，因此决定2016年度在黑龙江省大力推广绿图肥。

黑龙江省龙辉农作物种植合作社联社

黑农联发[2015]第1号

关于推广"绿图"牌（绿神丹）复合微生物肥的决定的通知

各市,（市，县）,（乡,镇）,农场,生产基地,种植专业合作社,家庭农场，种粮大户。

为贯彻省政府大力发展绿色农业,改良黑土地的总体部署,实施化肥和农药零增长要求，坚持化肥减量增效、农药减量控害，由主要依靠物质要素投入转到依靠科技创新和提高劳动者素质上来，由依赖资源消耗的粗放经营转到可持续发展上来，走产出高效、产品安全、资源节约、环境友好的现代农业发展道路。推动农业现代化发展，促进农业增产增收。为此，经省联社决定向全省推广"绿图牌"复合微生物肥。

"绿图牌"复合微生物肥是香港盛世集团山西绿图生物科技有限公司联合中国农科院在有机-无机复混肥的基础上自主研发生产的高科技绿色环保产品,公司集科研,生产,销售,服务为一体的现代化外资独资企业,成立于2012年7月,投资额超过一亿元人民币。

该公司应用生物释放工艺生产环保型生物有机肥料,所发明的矿物质微生物复合肥于2012年12月获得国家发明专利,并获得农业部颁发的中华人民共和国肥料正式登记证。

该公司是全国质量诚信AAA级品牌企业,2013年中国生物肥竞争力企业50强,2014年中国生物肥料排头兵企业,2014年中国化肥品牌金口碑企业。

产品特点

1 国内唯一采用生物释射平衡岩工艺生产的低碳肥料。养分利用率是普通肥料的三倍以上，促进植物早熟七到十天左右。该产品适合于水稻·玉米·大豆等大田作物和瓜果蔬菜及各种经济作物。

2 除作物所需氮磷钾外,原料中还富含作物生长所需的十几种中,微量元素，其中氧化钾9%，二氧化硅63%，三氧化二铁4.38%，氧化镁1.36%，五氧化二磷0.5%，硫0.7%，钙5%，硼0.57%，锌0.4%，锰0.45%，铁0.56%，钼0.3%，且铅、汞、铬、镉、砷均远低于国家标准。

3 本产品物化性稳定，养分配比合理，松软土壤，缓解板结。

4 防止养分流失,减少化肥用量,强化并补充土壤所需多种天然矿物质营养元素。

5 本产品所含微生物能活化土壤中难溶性磷,钾等元素平衡养分，使作物在不同时段养分达到合理调节。

6 使用该产品，肥效持久，利用率高，能有效提高作物生根能力，且茎干粗壮，籽粒饱满。

7 增强作物抗逆,抗寒害,抗倒伏性。

8 预防病虫害发生。

9 天然,低碳可增产15%-30%。

10 提高农产品质量，味醇色正，呈作物天然本质。

特此通知

黑龙江省龙辉农作物种植合作社联社

2015年12月15日

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Executive Summary of Figure 16

P.1: Statement illustrating the effects of applying Lutu Compound Microbial Fertilizers

Heilongjiang Longhui Crop Cultivation Cooperative (“Our Co-operative”) is a government approved agricultural cooperative with a registered capital of 150 million RMB with 788 sub-cooperative members.

Our Co-operative purchased 360 tonnes of Lutu Compound Microbial Fertilizers during January to March of 2015. They were applied in multiple cities and towns as the base fertilizer for rice and maze. After the harvesting season in 2015, we have the following observations to the effects of applying Lutu fertilizers.

1.      Lutu fertilizers have a long-lasting effect. During the growth process of crops, there are no delineation effects and the crops demonstrate draught-resistant and cold-resistant qualities.

2.      The quality of yield is better than other compound fertilizers. The quantity of yield is increased by 15% comparing to last year.

3.      All sub-cooperatives which have tried Lutu fertilizers feel that Lutu fertilizers are better and hence will promote the use of Lutu fertilizers in 2016.

P.2: Promotion notice of Lutu Compound Microbial Fertilizers

To each cities and municipals, collective farms and production bases and individuals:

In order to echo with the provincial policy to promote green agriculture and to achieve zero growth of chemical fertilizers, we hereby decided to promote Lutu Compound Microbial Fertilizers.

Lutu Compound Microbial Fertilizer is a green product developed by Hong Kong Prolific Mineral Resources Limited. It has the following features:

Features of Lutu Fertilizer Products:

1.          Microbial Mineral Compounds Fertilizer developed by advanced mineral smelting process and decomposition process with nutrition utilization rate higher than regular fetilizers and suitable for rice, maze and other fruit and vegetables.

2.          Besides nitrogen, phosphorus and potassium (﹥8%), Microbial Mineral Compounds Fertilizer also contain elements such as calcium, magnesium, sulfur, trace elements: zinc, copper, manganese, boron, molybdenum, iron, selenium, etc. Toxic elements such as lead, mercury, chromium and arsenic are well below the national standard.

3.          Soil improvement, resistance to soil hardening.

4.          Organic fertilizer features - nutrients can be directly absorbed by plants, dosage reduction.

5.          Microbial Mineral Compounds Fertilizer can continuously solubilize the insoluble potassium and phosphorus elements in the soil for plants to absorb and utilize.

6.          With long lasting efficiency and high rate of utilization, the fertilizer benefits growing of the root, stem and seed.

7.          Enhance resilience, anti-cropping and anti-lodging.

8.          Prevent plant diseases and insect pests.

9.          Green and environment-friendly. Proven to increase crops production by 15%-30%.

10.      Enhance better quality of farm crops and contain higher level of nutrients.

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Figure 17 - Trial Results of a Chongqing based Client

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Translation of Figure 17

Figure 17:

Trial Report of Lutu Microbial Fertilizer in Chongqing City, China

1. Trial purpose:

To show the actual effects of applying Lutu Microbial Fertilizer and to compare the trial results with other compound fertilizers in terms of yield, quality and appearances.

2. The fertilizers used:

•	other brands of compound fertilizers (the NPK content is 45%)

•	Lutu microbial compound fertilizers (the NPK content is 8%), effective microbial content is greater than or equal to 20 million unit per gram,.

•	The fertilizers are applied to 2-years-old Citrus sinensis.

3. Trial Methodology

•	Dig a hole with length 20cm, width 20cm and height 50cm, apply the ferilizers into the hole;

•	1 kilogram of each types of fertilizers per each plant for comparison;

•	The date when the fertilizers were applied: 23, June 2015;

•	The trial surface area for each control set-up is 0.5 mu and 83 plants of Citrus sinensis are present.

4. Trial Result:

	Lutu	Other Brands
Yield	10 kg/plant, 1650 kg/mu	10kg/plant 1660 kg/mu
Fruit colour	Pink-red	Pink-red
Thickness of fruit skin	2.8mm	3.8mm
Average weight of fruit	155.8	153.7
Average diameter	63mm	65mm
Soluble residue	10%	10%

5. Experiment Analysis

From the results of the trial, there are no significant differences between the effects of applying Lutu fertilizers and other brands of compound fertilizers. This is the first time we apply Lutu fertilizers and previously we applied other brands of fertilizers.

It is expected that if Lutu fertilizers are applied for consecutive years, the problem of soil compaction can be improved and the quality and quantity of yield can be improved.

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6.     Our Marketing and Sales Strategy

6.1 Marketing Strategy

As of 2017, Shanxi Lutu is at the development stage of selling its products. Sales of the fertilizers mainly concentrate in various vegetables, fruit crops, rice and maize. As China has over 30 million hectare of rice fields (National Bureau of Statistics of China), consumption of fertilizers was estimated to be in the range of 20-30 million tons per annum.

In 2017, the marketing strategy of Shanxi Lutu in China will be adjusted and will include the following major aspects:-

(1)	focusing on the sales of specialized fertilizers for rice;

(2)	continuing to develop the organic fertilizers market for vegetables and fruits; and

(3)	continuing to develop the organic bio-fertilizers market.

7. Customers

After years of research and preparation, Shanxi Lutu has begun production and has established a sales team to carry out sales and marketing activities in 2016. Most sales transactions are done through distributorships at the moment. Our major distributors at this stage are as follows:

a)	Heilongjiang based distributor, which is distributing our products in 10 counties in the Heilongjiang Province;

b)	Shanxi based distributors, who are distributing our products in 5 counties in the Shanxi Province; and

c)	Distributors in other provinces: Hainan, Fujian, Inner Mongolia, Hebei, and Yunnan.

Since China is a big country with huge territories, our marketing strategy is to secure more distributorship deals from nation-wide distributors to penetrate into the markets of different regions in China. In addition to the distributors in the provinces mentioned above, we are developing our sales network in the Provinces of Jilin, Jiangxi, Sichuan, Hunan and Hubei. We are actively looking for distributors in these provinces.

8. Product Delivery

There are two means of transportation for fertilizers in China. If the destination is over 300 km away, rail transportation is preferred. If the destination is within 300 km, road transportation is preferred.

8.1 Rail Transportation

According to the “Notice on Adjusting Railway Freight Price to Further Improve Price Formation Mechanism” promulgated by the National Development and Reform Commission, the national rail freight benchmark rate of goods is increased by an average of 1 cent per ton of kilometers, that is, from the current 14.51 cents to 15.51 cents.

There are also other costs including loading fees, railway station service fees, railway handling costs and other expenses. The freight fees are usually borne by the purchaser.

8.2 Road Transportation

The purchaser normally arranges for the transportation and pays for the freight fees.

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8.3 Timing

The location of the client determines their fertiliser application schedule and needs. Farmers in Northern provinces of China need to apply fertilisers in spring. They generally have only one harvest in a year and delivery needs to be made around March. Farmers in southern provinces of China can produce two to three harvests a year and generally order year round.

8.4 Logistics Arrangements and Pricing

Shanxi Lutu generally prices its orders free on board in Taiyuan. We can make logistics arrangements on behalf of the client or deliver the product to designated locations at the cost of the client, either by charging the cost directly back to the client or building the cost into an elevated mark-up unit price.

8.5 Payment Terms

In line with the current practice of payments in the fertilizers industry in China, our clients general will settle the majority of payments with us after harvest, when the produce is sold on the market and their working capital is recouped. This is especially true for clients in the north-eastern provinces as crop growths is slower and produce only one harvest during the year. However, some users (usually the smaller distributors) may agree to paying an upfront payment of around 30-100%, given they can have multiple harvests during the year. Therefore, there is a significant working capital requirement upfront to start production.

9. Employees

Shanxi Lutu currently has about 28 employees in various departments: production, engineering and maintenance, administration, sales and marketing, finance and accounting. Shanxi Lutu usually retains around 50 individuals in the capacity of independent contractors during the peak season to assist production.

10. Competition

10.1 Competitive Advantages

Our developing experience and technology combine to obtain several competitive advantages as follows:

1.	Nature of MBF:

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•	Through the life activities of microorganisms, Shanxi Lutu’s MBF are able to promote crop growth, improve the resistance of crops to pests, improve the quality of crops and provide soil amendment directly or indirectly.

•

Our MBF can reduce the usage of chemical fertilizers and pesticides significantly and are proven more efficient than other brands of fertilizers in decomposing the existing chemical fertilizers and pesticides accumulated in soil. (See Figure 16: Trial Results and Promotion Notice of a Heilongjiang based Client and Figure 17: Trial Results of a Chongqing based Client).

2.	Patents were granted for MBF production.

•	We obtained a patent of the production method of MBF in 2012.

•	We also have two other patent applications pending the approval of State Intellectual Property Office in the PRC and one patent application which is in the process of PCT and is prepared to be submitted to United States Patent and Trademark Office (USPTO) for registration.

•	Once the approval procedures of these patent applications are completed, we can benefit from more tax reductions under the policies of the PRC government.

3.	Our bio-fertiliser products have received positive feedback from clients

•	Our products have been tested in several locations in China with local farmers and users, and have received favourable feedbacks.

4.	We do not currently observe the emergence of other significant competitors in the market.

•	We have already established our phase I production facilities of 100,000 tons per annum and operations.

•	We have not yet been aware that there is another significant competitor within the Shanxi Province with comparable scale or product quality. We do not guarantee that there will be no emergence of other significant competitors in the future.

5.	Our research and development capability allows further expansion to other parts of China.

•	We have research and development capability and have successfully landed on breakthroughs with further patent applications in 2014 after the initial patent.

•	We are able to perform studies on the feasibility of utilising mineral resources in other parts of China to establish production facilities outside of our initial facilities.

6.	Our MBF benefits from the following China’s state policies of enhancing the potential of the organic and bio-fertilizers markets in China. These state policies highlight the conservation of agricultural environment and emphasize that preventive measures tackling agricultural pollution should be stepped up and zero growth of the usage of chemical fertilizers should be achieved.

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•	“The Action Plan of Achieving Zero Growth of Chemical Fertilizers Usage at 2020” promulgated by the Ministry of Agriculture in February, 2015.

•	“CPC Central Committee on National Economic and Social Development Five-Year Plan” published in November, 2015.

•	“Certain Opinions on Implementing New Ideas of Development and Accelerating Modernization of Agriculture to Realize the Goal of Comprehensive Water Conservancy” published in December, 2015 and “Prevention of Soil Pollution Action Plan” published in May, 2016.

7.	Our products which benefit from the Tax Reductions Policy favors organic fertilizers in China.

•	According to the “Notice Concerning the Clarification of Enforcement Standard of Organic Fertilizers” published by the State Administration of Taxation in January, 2016, taxpayers can be exempted from VAT if they engage in the production, distribution or retail of organic fertilizer products. Accordingly, we are exempted from paying the VAT tax, which is currently 17%.

•	In addition, after Shanxi Lutu has obtained the above-mentioned two patents, it is believed that we will be categorized as “Advanced Technology Companies” and can benefit from profit tax reductions from the current rate of 25% to 15%.

8.	We believe we are poised to become one of the largest mineral-based bio-fertiliser and compound bio-fertiliser manufacturers with consistent product quality and competent quality control.

•	We believe that there are not many competitors in China which can provide the same comprehensive fertilizing solution to farmers with complete provision of macronutrients (N, P, K), secondary nutrients and micronutrients.

10.2 Competitive Disadvantages

1.	We need to fully utilize our production capacity.

•	Some of our clients wish to order more. But we lack the working capital to start production to meet our client’s demands.

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2.	We have limited sales networks.

•	We need to expand the sales networks to diversify our sales and penetrate into different regions in China.

3.	Our research and development capability is limited.

•	Although we have developed several fertilizer products, we still need to recruit more scientists and researchers to develop new products.

11. Intellectual Property

11.1 Our Key Technology

Shanxi Lutu possesses the technology to produce organic microbiological (multi-element compound microorganism) fertilizers, which can serve as a low cost alternative of fertilizers for China, that are suitable for various applications, and that are sustainable and environmentally friendly. The microbial ingredients of our patented technology have the effect to solubilize the insoluble minerals (including Phosphorus and Potassium) in the soil or in Potash shale through bio-degradation. This technology allows us to extract insoluble minerals (including Potassium) from Potash shale. As mentioned, the ability to extract insoluble minerals (including Potassium) from mineral shale effectively reduces production cost and allows us to utilize reliable raw materials. It also shortens the manufacturing process by replacing chemical Potash extraction processes with bio-degradation.

The microbial ingredients can also be added to the fertilizer products sold to customers. The microbial contents added to the fertilizer products can solubilize the insoluble Phosphorus and Potassium in the soil. As a result, the now soluble Phosphorus and Potassium can be easily absorbed by crops or plants. Therefore, the fertilizer products of Shanxi Lutu are also soil conditioners with the effect of amending and improving soil qualities. Such result cannot be achieved by chemical fertilizers. Hence, our fertilizer products have a competitive edge over chemical fertilizers.

Shanxi Lutu produces various fertilizers through the combination of various percentages of minerals, humic acid, bacteria and other supplementary ingredients. We can undergo raw material procurement for organic microbiological fertilizer production.

The minerals shale is currently available in different provinces in China. Shanxi Lutu has signed an agreement with a village in Shanxi to utilize such mineral shale. Local workers from the village can be hired to extract the mineral shale without significant difficulties. Humic acid is a by-product of coal mines and is abundantly present in the markets in many provinces of China. Other supplements are usually commonly available and purchased at the market.

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The currently marketed products are designed to be in pellet forms that would be easy for farmers to apply. Both products have obtained the necessary fertilizer registration certificates from the Ministry of Agriculture.

Table 4 – Summary of the Relevant Invention Patent of the Company

	Patent Title	Certificate / Application number	Patent holder	Date	Current status
1	Bio-logical mineral compound fertiliser and production method thereof	Certificate number 1092422 Patent number ZL200910073705.5	Shanxi Lutu	Expires: 20 Jan 2019	Approved and Assigned

2	Bacillus mucilaginosus and high density fermenting method thereof (胶质芽孢杆菌及其高密度发酵方法)	Application Number 201410324943X	Shanxi Lutu	Applied: 9 Jul 2014	Pending

3	Multi-element compound microorganism fertiliser and production method thereof (多元素复合微生物肥及其生产方法)	Application Number CN 201410324985.3	Shanxi Lutu	Applied: 9 Jul 2014	Pending

4	Bacillus mucilaginosus and high-density fermentation method thereof (胶质芽孢杆菌及其高密度发酵方法) PCTInternational Filing	Application Number: PCT/CN2015/083366	Shanxi Lutu	Applied: 6 Jul 2015	Pending

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12. Research and Development

In order to further improve and enhance our fertilizer products, we have collaborated with what we believe are reputable academic institutions in China and Hong Kong to carry out further research and tests to our fertilizer products. We have recently started a trial program with the Rice Crops Research Laboratory of the Guangdong Agricultural Science Institute to test our various fertilizer products as applied to different types of rice seeds in the Guangdong Province. The objective of the test is to find out the best combinations of rice seeds and fertilizers (especially organic bio-fertilizers) for rice production in terms of both quality and quantity.

One of our fertilizer products, Lutu Brand Microbial Organic Fertilizers specialized for vegetable and fruit crops, was approved as an organic fertilizer by the Organic Food Development and Certification Centre of China (the “OFDC”) in 2015. The OFDC is a specialized certification body registered at the PRC Certification and Accreditation Administration (CNCA) and is both nationally (China National Accreditation Service for Conformity Assessment -- CNAS) and internationally (International Federation of Organic Agriculture Movements - IFOAM) accredited. The further development of our fertilizer products will be in line with the direction of our mission, namely, the adoption of ecological, social and economical systems that are based on the Principles of Organic Agriculture.

Also consistent with our mission, we have since 2015 become a member of the California Institute of Food and Agricultural Research (CIFAR) at the University of California at Davis. We look forward to collaborating with CIFAR and other members to undertake further projects relating to agricultural developments.

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13. Growth Strategy

13.1 Expansion of Production Capacity

Shanxi Lutu started a larger scale of production of fertilizers in 2015. We would like to further expand the existing production facilities as soon as possible to address the existing needs of our clients, to grab market share and to expand into other markets such as the soil amendment market.

Previous marketing efforts of the Company have concluded that our products are widely accepted in various locations among local farmers. Since our production cost is significantly lower than the cost of the conventional production method to produce compound fertiliser, we are confident that the production capacity can be fully utilized soon after the expansions are completed.

An expansion is planned for the existing facilities in 2 phases, each of which we believe will provide an additional 200,000 ton per annum of production capacity to the plant.

A portion of the land plot that Shanxi Lutu owns is currently vacant and a vacant land plot of c.20,000 sqm (30 Mu) is also available adjacent to the existing site, for the expansion of Phase 2. Phase 3 will also be located in a location potentially adjacent to the source of mineral shale.

After these expansions, we expect the total capacity of the production facilities of the Company will reach 500,000 tons per annum.

Table 5 – Existing Manufacturing Facility and its Planned Expansion

Capex Requirement (RMB million)	Production Capacity (tpa)
Existing Phase 1	100,000
Phase 2 expansion	200,000
Phase 3 expansion	200,000
Total	500,000

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Figure 18 – Aerial View of the Manufacturing Facilities

14. Government Regulation

Since our operating branch, Shanxi Lutu, is located in the PRC, our business is regulated by PRC national and local laws. We believe our conduct of business complies with the existing PRC laws, rules and regulations.

General Regulation of Businesses

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including PRC Labor Contract Law, PRC Production Safety Law, PRC Regulation for Insurance for Labor Injury, PRC Unemployment Insurance Law, PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums, and other related regulations, rules and provisions issued by the relevant governmental authorities from time to time.

According to the PRC Labor Contract Law, we shall enter into labor contracts with our employees, pay no less than local minimum wages to our employees, provide employees with labor safety and sanitation conditions meeting PRC government laws and regulations, and carry out regular health examinations of our employees engaged in hazardous occupations.

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Regulations related to the manufacturing of bio-fertilizers

According to the Measures for the Administration of Fertilizer Registration (MOA decree No. 32, 2000) promulgated by the Ministry of Agriculture of PRC China, companies are required to obtain registration for fertilizer products in China prior to importing, manufacturing, selling and using them in China.

There are two types of fertilizer registrations. They are temporary registration (one year validity, could be only renewed twice) and formal registration (5 years validity, could be renewed without limits). To ensure the quality and safety of fertilizers, the reviewing body under the Ministry of Agriculture needs a comprehensive understanding of the producer and the product. The applicants are required to undertake a series of tests and prepare different data depending on the origin and the category of products.

If the fertilizer product has undergone the plot trial stage and requires a field trial or marketing trial, temporary registration will be required. In order to obtain temporary registration for a particular fertilizer, the manufacturer needs to submit an application form and samples of the fertilizer. In the application form, the manufacturer needs to submit the following information:

o	background information of the manufacturer;

o	background information related to the fertilizer product;

o	particulars of the product proving that the product meets the national or industry quality standard of the corresponding product type;

o	labeling of the product;

o	field trial results within the last 3 years;

o	toxicity report; and

o	appraisal report of the microorganism if it is microbial fertilizer.

If the product wants to be marketed as a commercial product after field trials or marketing trials are completed, the producer should apply for formal registration. In order to obtain formal registration for a particular fertilizer, the manufacturer needs to submit an application form and samples of the fertilizer. According to Article 11 of the Measures for the Administration of Fertilizer Registration, it is required to conduct standardized demonstrative field trials in institutions recognized by the Ministry of Agriculture before applying for formal registration. In the application form, the manufacturer needs to submit the following information:

(1)	field trial results within the last 4 years in not less than 2 different provinces;

(2)	other information that the Ministry of Agriculture requires to supplement the information submitted in applying for temporary registration.

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Foreign Currency Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996) as amended in 2008 (the “Rules”). Under the Rules, Renminbi is freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loan or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China (“SAFE”), or its local counterparts (as the case may be), is obtained.

Pursuant to the Rules, foreign invested enterprises (“FIEs”) in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a subsidiary in China, the acquired company will also become an FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration, with SAFE.

Dividend Distribution

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the cumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends.

The Enterprise Income Tax Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. Shanxi Lutu is considered a FIE as it is directly held by Hong Kong Prolific. According to a 2006 tax treaty between the Mainland and Hong Kong, dividends payable by an FIE in China to a company in Hong Kong that directly holds at least 25% of the equity interest in the FIE will be subject to no more than 5% withholding tax. We expect that such 5% withholding tax will apply to dividends paid to Hong Kong Prolific by Shanxi Lutu, but this treatment will depend on our status as a non-resident enterprise.

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Item 1A. Risk Factors

Risk factors related to our business

In order to grow at the pace expected by management, we will require additional capital to support our long-term growth strategies. If we are unable to obtain additional capital, we may be unable to proceed with our plans and we may be forced to curtail our operations.

We will require additional working capital to support our long-term growth strategies and better utilize our production capacity, which includes development of marketing and research and development of new products. Our working capital requirements and the cash flow provided by future operating activities, if any, may vary greatly from quarter to quarter, depending on the volume of business during the period, and other matters. We may not be able to obtain adequate levels of additional financing, whether through equity financing, debt financing or other sources. Additional financings could result in significant dilution to our earnings per share or the issuance of securities with rights superior to our current outstanding securities. If we are unable to raise additional financing, we may be unable to implement our long-term growth strategies, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures on a timely basis, or at all. Even if additional financings are available, they may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms.

Substantially all of our business, assets and operations are located in the PRC.

Substantially all of our business, assets and operations are located in the PRC. The economy of the PRC differs from the economies of most developed countries in many respects. The economy of the PRC has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC are still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of the PRC, but may have a negative effect on us.

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Our planned expansion could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints.

Our planned expansion in our production capacity in bio-fertilizers could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints. Moreover, the costs involved in these projects may exceed those originally contemplated. Costs savings and other economic benefits expected from these projects may not materialize as a result of any such project delays, cost overruns or changes in market circumstances. Failure to obtain intended economic benefits from these projects could adversely affect our business, financial condition and operating performances.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Our limited operating history may not provide a meaningful basis for evaluating our business. The Company entered into business in 2012. We cannot guarantee that we will achieve profitability or that we will not incur net losses in the future. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	obtain sufficient working capital to support our expansion;

●	expand our product offerings and maintain the high quality of our products;

●	manage our expanding operations and continue to fill customers’ orders on time;

●	maintain adequate control of our expenses allowing us to realize anticipated income growth;

●	implement our product development, sales, and acquisition strategies and adapt and modify them as needed;

●	successfully integrate any future acquisitions; and

●

anticipate and adapt to changing conditions in the electronics and information technology industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our results of operations may be materially and adversely affected.

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We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. Since we had no obligations as a public company prior to completion of the Investment Transaction, we did not have any such expenses prior to that date. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

The audit report included in this Annual Report was prepared by auditors who are not inspected by the Public Company Accounting Oversight Board and, as a result, you are deprived of the benefits of such inspection

The independent registered public accounting firm that issues the audit reports included in our annual reports filed with the SEC, as auditors of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because our auditors are located in the PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the PRC authorities, our auditors are not currently inspected by the PCAOB.

Inspections of other firms that the PCAOB has conducted outside China have identified deficiencies in those firms' audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections in China prevents the PCAOB from regularly evaluating our auditor's statements, audits and quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections.

The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditor's quality control and audit procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

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We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

We depend on a network of distributors to sustain our business. If our relationship with our distributors is disrupted, our revenue will be reduced, and our business could become unprofitable.

Our sales to our distributors remain the main source of our revenues. If a distributor terminated its relationship with us, or if its sales of our products were seriously impaired for any reason, our overall sales results would be diminished. In addition, if our distributors were to act in concert to change the economic terms of our relationship with them, the result could have a negative effect on our profitability.

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Our demands are seasonal and our production capacity has not been utilized, we need to expand our sales and have better production planning

Some of our customers will usually only place orders during the sowing season, which usually lasts for only one to two months. During the non-sowing season of our clients, we may not be able to utilize our production capacity due to a lack of orders. Currently, most of our orders come from Hailongjiang, which orders will only come in around February and March.

The sowing and harvesting cycle is different across China. For illustrations, users from Xinjiang province need to apply a significant amount of base fertilizers after each fall harvest before the soil is frozen to recondition and increase the fertility of the generally sandy soil, therefore a significant portion of the orders will need to be delivered around September or October. Users in the Northeastern part of China usually apply fertilizers in spring during the sowing season. They generally have only one harvest in a year and delivery needs to be made around March. Plantations in the southern and south-western parts of China can produce two to three harvests a year and generally they place orders all year around. Therefore, we need to expand our sales networks to different parts of China. Only by doing so, we would have to potential of securing orders all year around and hence have a greater potential of utilizing our production capacity.

There is a time gap between placements of orders and payment from clients, we may face liquidity problems during this time gap

It is market practice in China that customers usually only place orders in the sowing season and settle the majority of payments with the Company after harvest, when the crops are sold on the market and their working capital is recouped. This is especially true for the north-eastern part of China or Xinjiang province as crop growth is slower and there is only one harvest during the year. Some users may agree to paying an upfront payment of around 30%, given they can have multiple harvests during the year.

Therefore, there is a significant working capital requirement upfront to start production due to the time gap between placement of orders and payments. We need to raise more working capital to provide more liquidity to the Company and to help the Company pay production costs more easily. Our failure to raise sufficient working capital would have a material adverse effect on our results of operations and financial condition.

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If Able Lead cannot repay the Outstanding Loan, we may not be able to acquire the majority shares of Lutu International without any encumbrances.

As mentioned above, under the Majority Interest Exchange Agreement, Able Lead needs to repay the Outstanding Loan in the sum of $4.43 million before we can acquire the 89% of shares in Lutu International through the share exchange. There is a risk that Able Lead cannot raise enough funds and there will be a delay for us to acquire all the outstanding shares of Lutu International, or we may not be able to acquire all the outstanding shares of Lutu International.

In the event that the Company is not able to acquire the remaining eighty-nine percent (89%) interest in Lutu Group, the VIE arrangement entered into with Able Lead will continue. In such case, the Company will continue to receive all of Lutu Group’s annual net profits during the term of the Contractual Arrangements, which is a period five (5) years from its effective date. After such five (5) years, if the loan under which the shares of Lutu Group are serving as collateral is not repaid and Able Lead cannot deliver the shares of Lutu Group representing such eighty-nine percent (89%) interest, there is no guarantee that the Company will continue to realize any economic benefit from its investment in Lutu Group.

Our current dependence on a limited number of customers may cause significant fluctuations or declines in our revenues.

Consequently, any one of the following events may cause material declines in our revenues and have a material adverse effect on our results of operations:

•	reduction, delay or cancellation of orders from one or more of our significant customers due to a reduction in our customers' product sales, or other reasons;
•	selection by one or more of our significant customers of our competitors' products;
•	decision by one or more of our significant customers to self-produce products that are currently provided by us;
•	loss of one or more of our significant customers and our failure to obtain additional or replacement customers to replace the lost sales volume; and
•	failure of any of our significant customers to make timely payment for our products.

Failure to make strategic acquisitions and to establish and maintain strategic relationships, could have a material adverse effect on our revenue growth and prospects.

We may make strategic acquisitions and establish and maintain strategic relationships with third parties. In addition, we may enter into strategic relationships with third parties to gain access to capital or funding for research and development programs, process development programs and commercialization activities, or to reduce the risk of developing and scaling-up for commercial production of our anticipated pipeline of products.

We cannot assure you, however, that we will be able to successfully make such strategic acquisitions or establish strategic relationships with third parties that will prove to be beneficial for our business. Our inability in this regard could have a material adverse effect on our revenue growth and prospects. In addition, strategic acquisitions and relationships with third parties could subject us to a number of risks, including but not limited to:

•	our inability to integrate new operations, products, personnel, services or technologies;
•	unforeseen or hidden liabilities;
•	disagreement with our strategic relationship partners;

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•	our inability to generate sufficient revenues to offset the costs and expenses of strategic acquisitions or other strategic relationships; and
•	potential loss of, or harm to, employees or customer relationships.

Any of these events could impair our ability to manage our business, which in turn could have a material adverse effect on our financial condition and results of operations. Such risks could also result in our failure to derive the intended benefits of the strategic acquisitions or strategic relationships and we may be unable to recover our investment in such initiatives.

Risk factors in doing business in China

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between the U.S. Dollar and Renminbi, and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of Renminbi relative to the U.S. Dollar would affect our financial results reported in U.S. Dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we may issue that will be exchanged into U.S. Dollars as well as earnings from, and the value of, any U.S. Dollar-denominated investments we may make in the future.

Since July 2005, Renminbi is no longer pegged to the U.S. Dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, Renminbi may appreciate or depreciate significantly in value against the U.S. Dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the Renminbi exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currencies.

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Restrictions under PRC law on ShanxiLutu’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses.

Practically all of our revenues are earned by Shanxi Lutu. PRC regulations restrict the ability of Shanxi Lutu to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividends by Shanxi Lutu only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Shanxi Lutu also is required under PRC laws and regulations to allocate at least 10% of its annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of its registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of Shanxi Lutu to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiaries and affiliate in the PRC. Our principal operating subsidiaries, Shanxi Lutu and Shenzhen Lutu, are subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. As a result, it could be difficult for investors to effect service of process in the United States or to enforce a judgment obtained in the United States against our operations, subsidiaries and affiliates in China.

Restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively.

All our sales revenue and expenses are denominated in Renminbi. Under PRC law, Renminbi is currently convertible under the “current account,” which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. The relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside China that are denominated in foreign currencies.

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Foreign exchange transactions by our PRC operating subsidiary under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE. In particular, if our PRC operating subsidiary borrows foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiary by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or their respective local counterparts. These limitations could affect their ability to obtain foreign exchange through debt or equity financing.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and PRC anti-corruption law, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”) and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers for the purpose of obtaining or retaining business. We are also subject to the PRC anti-corruption law, which strictly prohibits the payment of bribes to government officials.

We principally have operations, agreements with third parties and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of our employees, consultants or distributors, because these parties are not always subject to our control. We believe that to date we have complied in all material respects with the provisions of the FCPA and PRC anti-corruption law. However, our existing safeguards and any future improvements may prove to be less than effective, and our employees, consultants or distributors may engage in conduct for which we might be held responsible. Violations of the FCPA or PRC anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold us liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

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Risks Relating to the VIE Structure

Our ability to manage and operate Lutu International under the Contractual Arrangements may not be as effective as direct ownership.

We obtain the management of Lutu International by adopting a VIE structure through the Contractual Arrangements. Virtually all of our revenues will be generated through Lutu International. Our plans for future growth are based substantially on growing the operations of Lutu International. However, the Contractual Arrangements may not be as effective in providing us with management control over Lutu International as direct ownership. Under the Contractual Arrangement, as a legal matter, if Lutu International fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under the laws of Cayman Islands, which we cannot be sure would be effective. Therefore, if we are unable to effectively control Lutu International, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

Shareholders of Able Lead have potential conflicts of interest with us, which may adversely affect our business.

Dr. Leung Kwong Tak, Michael (“Dr. Leung”), the sole shareholder of Able Lead, which owns 89% of Lutu International’s outstanding equity interests, is also a beneficial owner of the common stock of GVBT. Equity interests held by Dr. Leung in GVBT is less than its interest in Lutu International as a result of the Investment Transaction. In addition, the shareholders’ equity interest in GVBT may be further diluted as a result of any future offering of equity securities. Conflicts of interest may arise as a result of such dual shareholding and governance structure.

If such conflicts arise, Dr. Leung may not act in our best interests, and such conflicts of interest may not be resolved in our favor. In addition, Dr. Leung may breach or cause Lutu International to breach or refuse to renew the Contractual Arrangements that allow us to exercise effective control over Lutu International and to receive economic benefits from Lutu International. If we cannot resolve any conflicts of interest or disputes between us and such shareholders or any future beneficial owners of Lutu International, we would have to rely on arbitral or legal proceedings to remedy the situation. Such arbitral and legal proceedings may cost us substantial financial and other resources and result in disruption of our business, the outcome of which may adversely affect GVBT.

Our proposed acquisition of shares of Lutu International from Able Lead is subject to the repayment of the Outstanding Loan

Our proposed acquisition of shares of Lutu International from Able Lead is conditional upon the shares of Lutu International being free from encumbrances. Therefore, it is critical whether Able Lead can repay the Outstanding Loan before the maturity date. There is a risk that the current VIE structure has to be continued for an indefinite period of time.

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Risks Related to Our Intellectual Property

If we are unable to protect our proprietary rights or to defend against infringement claims, we may not be able to compete effectively or operate profitably.

Our success will depend, in part, on our ability to obtain patents, protect our existing patent, operate without infringing the proprietary rights of others, and maintain trade secrets, both in China and other countries. Patent matters in the biotechnology and pharmaceutical industries can be highly uncertain and involve complex legal and factual questions. Accordingly, the validity, breadth and enforceability of our patent, and any s and the existence of potentially blocking patent rights of others cannot be predicted, either in China or other countries.

In addition, competitors may manufacture and sell our potential products in those foreign countries where we have not filed for patent protection or where patent protection may be unavailable, not obtainable or ultimately not enforceable. In addition, even where patent protection is obtained, third-party competitors may challenge our patent claims in the patent office of China. The ability of such competitors to sell such products in the United States or in foreign countries where we have obtained patents is usually governed by the patent laws of the countries in which the product is sold.

We will incur significant ongoing expenses in maintaining our patent and our patent applications. Should we lack the funds to maintain our patent and patent applications, or to enforce our rights against infringers, we could be adversely impacted. Even if claims of infringement are without merit, any such action could divert the time and attention of management and impair our ability to access additional capital and/or cost us significant funds to defend.

Currently, we have one patent issued in the name of Shanxi Lutu, which expires January 20, 2019. Our patent applications are pending and there is a risk that these patent applications are eventually unsuccessful.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, or permit us to maintain our competitive advantage. The following examples are illustrative:

•

Others may be able to make alternative technology and processes which can also produce potash bio-fertilizers that are substitutes for our products but that are not covered by the claims of our patent, our patent applications, or other technology or processes that we may in the future either own or exclusively license.

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•	Others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights.
•	The patents of others may have an adverse effect on our business.

We may be subject to litigation with respect to the ownership and use of intellectual property that will be costly to defend or pursue and uncertain in its outcome in China

Our success also will depend, in part, on our refraining from infringing patents or otherwise violating intellectual property owned or controlled by others. Pharmaceutical companies, biotechnology companies, universities, research institutions and others may have filed patent applications or have received, or may obtain, issued patents in the United States or elsewhere relating to aspects of our technology. It is uncertain whether the issuance of any third-party patents will require us to alter our products or processes, obtain licenses, or cease certain activities. Some third-party applications or patents may conflict with our issued patent or pending applications. Any such conflict could result in a significant reduction of the scope or value of our issued patent, any patents that may result from our patent applications, or any license rights we may have with respect to patents or technology of others.

Our patents may be challenged under the PRC Patent System

Competitors may successfully challenge our patents. Our patent may be challenged, invalidated or held unenforceable, which could materially and adversely harm our business and results of operations. Our pending patent applications may not be approved or the scope of claims may be restricted in the final approvals, which may provide insufficient protection for our technologies, processes or products.

In addition, it is possible that competitors could, under PRC patent law, apply for and obtain a compulsory license to our patent, and any future patents we may obtain, should we refuse to grant a license for those patents on reasonable terms. Furthermore, the existence of a patent does not provide assurance that the production, sale or use of our products does not infringe the patent rights of another. Third parties may also have blocking patents that could be used to prevent us from marketing products utilizing our patented technologies or processes.

Furthermore, it is possible that our technologies, processes or products may infringe on patents that have not yet been issued. Specifically, in China and many other jurisdictions, patent protection starts from the date the application is first filed. Therefore our attempt to enforce any PRC patent may be defeated by third-party patents issued on a later date if the applications for those patents were filed before ours and the technologies or processes underlying such patents are the same or substantially similar to ours. In such a case, a third party with an earlier application could force us to pay to license its patented technology, sue us for patent infringement and challenge the validity of our patent, and any future patents we may obtain.

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Risks Related to the Market for Our Stock Generally

There is only a very limited market for our common stock.

While our common stock is listed for quotation on the OTC Pink Market, there is currently no trading in our common stock. We cannot provide any assurances as to when, or if, an active market will develop for our common stock.

Our common stock is subject to penny stock rules.

Our common stock is subject to Rule 15g-1 through 15g-9 under the Exchange Act, which imposes certain sales practice requirements on broker-dealers which sell our common stock to persons other than established customers and “accredited investors” (generally, individuals with net worth's in excess of $1,000,000 or annual incomes exceeding $200,000 (or $300,000 together with their spouses)). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and the ability of our stockholders to sell their shares of common stock.

Additionally, our common stock is subject to the SEC regulations for “penny stock.” Penny stock includes any equity security that is not listed on a national exchange and has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule set forth by the SEC relating to the penny stock market must be delivered to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for the common stock. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

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You may experience dilution of your ownership interests because of the future issuance of additional shares of the common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of common stock offered hereby. We are currently authorized to issue an aggregate of 750,000,000 shares of capital stock consisting of shares of common stock. As of the closing of the Share Exchange, there will be 160,790,000 shares of our common stock outstanding. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of the common stock will be initially quoted on the OTC Pink market.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits "emerging growth companies" like us to rely on some of the reduced disclosure requirements that are already available to companies having a public float of less than $75 million, for as long as we qualify as an emerging growth company. During that period, we are permitted to omit the auditor's attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act. Companies with a public float of $75 million or more must otherwise procure such an attestation beginning with their second annual report after their initial public offering. For as long as we qualify as an emerging growth company, we are also excluded from the requirement to submit "say-on-pay", "say-on-pay frequency" and "say-on-parachute" votes to our stockholders and may avail ourselves of reduced executive compensation disclosure compared to larger companies. In addition, as an emerging growth company we can take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. Until such time as we cease to qualify as an emerging growth company, investors may find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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Item 2. Financial Information

Overview

The Company was incorporated in the State of Nevada on July 5, 2012. Since incorporation, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a possible business combination.

Following the closing of Investment Transaction, the Company’s principal business became the business of Lutu International. After the consummation of the Investment Transaction, the Company currently has 160,790,000 shares of common stock issued and outstanding.

Critical Accounting Policies and Estimates

The Company’s consolidated financial statements which are filed as exhibits to this Current Report on Form 8-K, have been prepared using the going concern basis of accounting which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Going Concern

As of March 31, 2017 and December 31, 2016, the Lutu Group (“the Company”, “we”, “our”, “us”) has an accumulated deficit of $3,396,914 and $3,199,950, and its current liabilities exceed its current assets resulting in negative working capital of $7,478,652 and $7,333,603 respectively . In view of the matters described above, recoverability of a major portion of the recorded asset amounts and realization of the portion of current liabilities into revenue shown in the accompanying balance sheets are dependent upon continued operations of the Company, which in turn are dependent upon the Company's ability to raise additional financing and to succeed in its future operations. The Company may need additional cash resources to operate during the upcoming 12 months, and the continuation of the Company may be dependent upon the continuing financial support of investors, directors and/or stockholders of the Company. However, there is no assurance that equity or debt offerings will be successful in raising sufficient funds to assure the eventual profitability of the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding which would enhance capital employed and strategic partners which would increase revenue bases or reduce operation expenses. Management believes that the above actions will allow the Company to continue its operations throughout this fiscal year.

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Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Significant estimates and judgments inherent in the preparation of these consolidated financial statements include, among other things, accounting for asset impairments, allowances for doubtful accounts, depreciation and amortization, the collection of revenues from the Agricultural Cooperative.

Economic and Political risks

The Company’s operations are mainly conducted in Hong Kong and China and a large number of customers are located in Northern China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in Hong Kong and China, and by the general state of the economy in Hong Kong and China.

The Company’s operations and customers in Hong Kong and Northern China are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in Hong Kong and China, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Foreign Currency Translation

The Company’s financial statements are presented in the U.S. Dollar ($), which is the Company’s reporting currency, while its functional currency are Renminbi (RMB) and Hong Kong Dollar (HKD). Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the consolidated statements of income. Monetary assets and liabilities denominated in foreign currency are translated at the functional currency rate of exchange ruling at the balance sheet date. Any differences are taken to profit or loss as a gain or loss on foreign currency translation in the statements of income.

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In accordance with ASC 830, Foreign Currency Matters, the Company translated the assets and liabilities into U.S. Dollar using the rate of exchange prevailing at the applicable balance sheet date and the statements of income and cash flows are translated at an average rate during the reporting period. Adjustments resulting from the translation are recorded in shareholders’ equity as part of accumulated other comprehensive income.

Below is a table with foreign exchange rates used for translation:

For the year ended December 31, (Average Rate)	March 31, 2017		2016		2015
Chinese Renminbi (RMB)	RMB	6.86288	RMB	6.64330	RMB	6.22882
United States dollar ($)		$1.00000		$1.00000		$1.00000

As of December 31, (Closing Rate)	March 31, 2017		2016		2015
Chinese Renminbi (RMB)	RMB	6.88280	RMB	6.95566	RMB	6.49170
United States dollar ($)		$1.00000		$1.00000		$1.00000

For the year ended December 31, (Average Rate)	March 31, 2017		2016		2015
Hong Kong (HKD)	HKD	7.76145	HKD	7.76224	RMB	7.75243
United States dollar ($)		$1.00000		$1.00000		$1.00000

As of December 31, (Closing Rate)	March 31, 2017		2016		2015
Hong Kong (HKD)	HKD	7.77	HKD	7.75652	RMB	7.75066
United States dollar ($)		$1.00000		$1.00000		$1.00000

Revenue Recognition

The Company earns revenue by selling merchandise to end using customers primarily through distribution agent and directly to customers.

Revenue is recognized when merchandise is purchased by and delivered to the customer and confirmed and collectability is reasonably assured. Revenue from wholesale agent is recognized after goods delivered, amount fixed or determined and collectability is reasonably assured.

All revenues are shown net of estimated returns during the relevant period represented by estimated allowance for sales returns based upon historical experience.

The Company records sales tax collected from its customers on a net basis, and therefore it was excluded from revenue as defined in ASC 605, Revenue Recognition.

During the quarter ended March 31, 2017, and the fiscal year s ended December 31, 2016 and 2015, the provision of sales return were $ Nil respectively.

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Cost of Goods Sold

Cost of goods sold includes the cost of materials, labor, and relevant manufacturing expenses.

Selling Expenses

Selling expenses include packaging and shipping costs, as well as advertising and certain expenses associated with operating the Company’s corporate headquarters.

Advertising Costs

The Company expensed all advertising costs as incurred. Advertising expense, net of reimbursement from suppliers, amounted to $1,064, $53,938 and $22,798 for the quarter ended March 31, 2017, and fiscal years 2016 and 2015 respectively. Advertising expense is included in selling expense and general and administrative expenses in the accompanying consolidated statements of income.

Leases

The Company accounts for its leases under the provisions of ASC 840, Leases. Certain of the Company’s operating leases provide for minimum annual payments that change over the life of the lease. The aggregate minimum annual payments are expensed on the straight-line basis over the minimum lease term. The Company recognizes a deferred rent liability for minimum step rents when the amount of rent expense exceeds the actual lease payments and it reduces the deferred rent liability when the actual lease payments exceeds the amount of straight-line rent expense. Rent holidays and tenant improvement allowances for office remodels are amortized on the straight-line basis over the initial term of the lease and any option period that is reasonably assured of being exercised.

The Company did not have a lease that met the criteria of a capital lease. Leases that do not qualify as a capital lease are classified as an operating lease. Operating lease rental expenses included in selling, general and administrative expenses for the quarter ended March 31, 2017, and fiscal year s ended December 31, 2016 and December 31, 2015 were $4,328, $17,890 and $9,541 respectively.

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Accounts Receivable

Accounts receivable is recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is maintained for all customers based on a variety of factors, including the industry practice, the length of time the receivables are past due, significant one-time events and historical experience. The Company is selling products delivered to certain customers which are closed to Agriculture Cooperatives as defined by ASC 905 “Agriculture”. The collection cycle may be varied and depended on the growing crops cycle.

Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectability of outstanding accounts receivable. The Company evaluates the credit risk of its customers utilizing historical data and estimates of future performance. Bad debts are written off as incurred. During the quarter ended March 31, 2017, and fiscal year s ended December 31, 2016 and 2015, the bad debts incurred were $NIL, 29,198 and $Nil respectively.

Outstanding account balances are reviewed individually for collectability. The Company does not charge any interest income on trade receivables. Accounts balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. To date, the Company has not charged off any balances as it has yet to exhaust all means of collection.

During the quarter ended March 31, 2017, and fiscal year s ended December 31, 2016 and 2015, the provision of doubtful debts were $Nil, $Nil and $N il respectively. The Company did not have collected enough information on doubtful debt; however, the Company will provide adequate provision according to the requirement of ASC 310 “Receivable” upon the build-up of history.

Inventories

Inventories primarily consist of merchandise inventories and are stated at lower of cost or market and net realizable value. Cost of inventories is calculated on the weighted average basis which approximates cost.

Management regularly reviews inventories and records valuation reserves for damaged and defective returns, inventories with slow-moving or obsolescence exposure and inventories with carrying value that exceeds market value. Because of its product mix, the Company has not historically experienced significant occurrences of obsolescence.

Inventory shrinkage is accrued as a percentage of revenues based on historical inventory shrinkage trends. The Company performs physical inventory count of its stores once per quarter and cycle counts inventories at its distribution centers once per quarter throughout the year. The reserve for inventory shrinkage represents an estimate for inventory shrinkage for each store since the last physical inventory date through the reporting date.

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These reserves are estimates, which could vary significantly, either favorably or unfavorably, from actual results if future economic conditions, consumer demand and competitive environments differ from expectations.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Significant additions or improvements extending useful lives of assets are capitalized. Maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful lives, using the straight-line method with 5% scrape value as follows:

Buildings	20 years
Machinery & equipment	10 years
Office equipment	3 years
Motor vehicles	4 years

Land Use Rights

According to the laws of the PRC, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through the land use rights granted by the government. The land use rights represent cost of the rights to use the land in respect of properties located in the PRC. Land use rights are carried at cost and amortized on a straight-line basis over the period of rights of 50 years.

Goodwill

Goodwill represents the excess of purchase price over fair value of net assets acquired. Under ASC 350, Intangibles — Goodwill and Other, goodwill is not amortized but evaluated for impairment annually or whenever events or changes in circumstances indicate that the value may not be recoverable.

The Company performed an annual impairment test as of the end of fiscal years 2016 and 2015, and determined that an impairment loss in the amount of $Nil and $Nil were recorded in 2016 and 2015 respectively.

Long-lived Assets

The Company reviews long-lived assets for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

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Long-lived assets are reviewed for recoverability at the lowest level in which there are identifiable cash flows, usually at the store level. The carrying amount of a long-lived asset is not considered recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use of the asset. If the asset is determined not to be recoverable, then it is considered to be impaired and the impairment to be recognized is the amount by which the carrying amount of the asset exceeds the fair value of the asset, determined using discounted cash flow valuation techniques, as defined in ASC 360, Property, Plant, and Equipment.

The Company determined the sum of the undiscounted cash flows expected to result from the use of the asset by projecting future revenue and operating expense for each store under consideration for impairment. The estimates of future cash flows involve management judgment and are based upon assumptions about expected future operating performance. The actual cash flows could differ from management’s estimates due to changes in business conditions, operating performance and economic conditions.

During the reporting periods, the Company performed the evaluation and there was no impairment loss.

Cash and Concentration of Credit Risk

The Company maintains cash in bank deposit accounts in Hong Kong and China, and considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company performs ongoing evaluations of the institution to limit its concentration risk exposure.

The Company’s customers mainly located in the Northeast China. Because of this, the Company is subject to regional risks, such as the economy, regional financial conditions and unemployment, weather conditions, power outages, and other natural disasters specific to the region in which the Company operates.

Retirement Benefit Plans

Full time employees of the Company in China participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to employees. PRC labor regulations require the Company to make contributions to the government for these benefits based on certain percentages of the employees’ salaries. The Company accounts the mandated defined contribution plan under the vested benefit obligations approach based on the guidance of ASC 715, Compensation—Retirement Benefits.

The total amounts for such employee benefits which were expensed were $687, $17,804 and $10,523 for the quarter ended March 31, 2017, and fiscal years ended December 31, 2016 and 2015, respectively.

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Income Taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other consolidated financial statements. The Company’s current component of comprehensive income is the net income and foreign currency translation adjustment.

Segment Reporting

The Company operates in one industry segment, operating manufacturing and selling of organic bio-fertilizer. ASC 280, Segment Reporting, establishes standards for reporting information about operating segments. Given the economic characteristics of the similar nature of the products sold, the type of customer and the method of distribution, the Company operates as one reportable segment as defined by ASC 280, Segment Reporting.

Basic and diluted earnings (loss) per share

In accordance with ASC No. 260 (formerly SFAS No. 128), “Earnings Per Share,” the basic earnings (loss) per common share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted earnings (loss) per common share is computed similarly to basic earnings (loss) per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

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Recent Pronouncements

We have reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoptions of any such pronouncements may be expected to cause a material impact on our financial condition or the results of operations.

Results of Operations

Our revenue for the quarter ended March 31, 2017 and fiscal year s ended December 31, 2016 and 2015 was $62,909, $1,276,722 and $289,798, respectively. Our net income (loss) for the quarter ended March 31, 2017 and fiscal year ended December 31, 2016 and 2015 was $(196,964) $(1,049,897) and $(848,394), respectively. Our comprehensive income (loss) for the quarter ended March 31, 2017 and fiscal year ended December 31, 2016 and 2015 was $(171,981), $(1,172,894) and $(982,646), respectively. Through March 31, 2017, our cumulative net losses and cumulative comprehensive loss were $(3,396,914) and $(149,115). Through December 31, 2016 our cumulative net losses and cumulative comprehensive loss were $(3,199,950) and $(174,098), respectively.

Results of Operations for the quarter ended March 31, 2017, Fiscal Year Ended December 31, 2016 Compared to Fiscal Year Ended December 31, 2015

(References to 2016 and 2015 are to the fiscal years ended December 31, 2016 and 2015 respectively, 2017 is the quarter end ed March 31, 2017 unless otherwise specified.)

Revenue increased $986,924 (340.6%) from $289,798 for 2015 to $1,276,722 for 2016. The increase is due to an increased sales volume during 2016 as compared to 2015. Revenue is low for the quarter ended March 31, 2017 as our major customer has not placed order. In order to diversify the risk, our Company has conducted various field trials in order to promote and increase the sales in those major rice crop Provinces including Guangxi, Heilongjiang, and Jiangxi of China.

Cost of revenue increased $661,210 (233.0%) from $283,777 in 2015 to $944,987 in 2016. The increase was due to production increasing to meet the sales revenue increasing. In terms of percentage of revenue, cost of revenue was 74% in 2016 as compared to 97.9% in 2015. The decrease was due to certain fixed costs did not have significant increase even though the variable cost increased upon the production level increased. Cost of revenue for the quarter ended March 31, 2017 was $38,566 and 61.3% in terms of percentage of revenue .

Gross profit increased $325,714 (54,096%) from $6,021 in 2015 to $331,735 in 2016. The increase reflected the reduction of cost of production as certain fixed cost did not have significant changes as variable cost increased. In terms of percentage of revenue, the gross profit percentage increased to 26.0% for 2016 as compared to 2.1% for 2015. The increase was due to cost production percentage reduce as cost of production did not increase at the same percentage of sales of revenue because of fixed and variable costs did not increase at the same percentage. Moreover, the 2016 cost of raw materials was also decreased on purchases in higher volume.

For the quarter ended March 31, 2017, the gross profit was $24,343 and 38.7% in terms of percentage of revenue.

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Selling expenses increased $52,107 (75.6%) from $68,955 for 2015 to $121,062 for 2016. The increase is generally due to an increase of $45,034 in the marketing expenses and $36,047 in shipping and transportation expenses which offset by a decrease of $24,092 in packing expenses.

For the quarter ended March 31, 2017, the selling expense was $7,882 or 12 . 5 % in terms of percentage of revenue which mainly composed of transportation fee $4,441 and testing fee $3,441 incurred during the period.

General and administrative expenses increased $422,050 (50.5%) from $835,293 for 2015 to $1,257,343 for 2016. The increase is generally due to an increase in the operating activities we made in 2016 as compared to 2015 . For the quarter ended March 31, 2017, the general and administrative expense was $209,480 or 3 33 . 0 % in terms of percentage of revenue.

The following is a summary of general and administrative expenses for the quarter ended March 31, 2017, years ended December 31, 2016 and 2015.

	Quarter ended March 31, 2017	December 31, 2016	December 31, 2015	Difference (2016 & 2015)
	unaudited	audited	audited
Consulting fees	$33,097	$264,194	$115,031	$149,163
Salary and payroll expenses	53,158	216,413	167,682	48,731
Professional fees	-	232,152	1,042	231,110
Travel and entertainment	37,218	135,603	209,028	(73,425)
Other	31,136	205,732	194,471	11,261
Depreciation and amortization	54,871	203,249	148,039	55,210
	$209,480	$1,257,343	$835,293	$422,050

Our most significant expenses are consulting fees, salary and payroll expenses, professional fees, travel and entertainment expenses, and depreciation and amortization.

Consulting fees increased $149,163 (129.7%) from $115,031 in 2015 to $264,194 in 2016 owing to hiring external consultants to improve the Company’s operating activities. For the quarter ended March 31, 2017, the consulting fees was $33,907.

Our salary and payroll expenses increased due to the carrying out of more production activity in 2016 than 2015. We anticipate that salary and payroll expenses will continue to rise in future periods as it becomes necessary to increase our staff in order to continue to increase our production activities. For the quarter ended March 31, 2017, our salary and payroll expenses was $53,158.

Professional fees increased $231,110 (22,179%) from $1,042 in 2015 to $232,152 in 2016. The increase of professional fees was due to the hiring of more independent professional experts such as international lawyers and accountants.

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Travel and entertainment expenses decreased $73,425 (35.1%) from $209,028 in 2015 to $135,603 in 2016. The decrease directly relates to the reduction of project based travelling activities. For the quarter ended March 31, 2017, our travel and entertainment expenses was $37,218.

Other expenses include items such as office expenses, software related costs, telephone and a variety of other miscellaneous expenses. None of these expenses individually increased significantly as the difference was $11,261 (5.8%), a minor rise from $194,471 in 2015 to $205,732 in 2016. For the quarter ended March 31, 2017, other expenses was $31,136.

We anticipate that we will incur higher general and administrative expenses as a public company. We expect that our professional fees, cost of transfer agent, investor relations costs and other stock related costs will increase.

We also anticipate that selling, general and administrative expenses will concurrently increase with our increased activity in the future but will not increase in the same proportion to that of revenue.

Our loss from operations increased $148,443 (16.5%) from $898,227 in 2015 to $1,046,670 in 2016. For the quarter ended March 31, 2017, our loss from operations was $193,019.

Non-operating income (expenses) decreased $53,060 (106.5%) from $49,833 in 2015 to $(3,227) in 2016, of which the other income decreased $50,517 (96.2%) from $52,508 in 2015 to $1,991 in 2016. For the quarter ended March 31, 2017, non - operating income (expense) was $(3,945).

The net loss increased $201,503 (23.8%) from $848,394 in 2015 to $1,049,897 in 2016. For the quarter ended March 31, 2017, the net loss was $(196,964).

Liquidity and Capital Resources

At December 31, 2016, we had a working capital deficit of $7,333,603, as compared to a working capital deficit of $6,720,075 at December 31, 2015. Of the working capital deficit at December 31, 2016, $10,362,992 was amount due to related parties and holding company and $1,814,133 was due from related parties. Excluding the amounts due to/from related parties and holding company, we would have had a working capital surplus of $1,215,256 at December 31, 2016. The amount due from related parties are unsecured, interest free and repayable on demand.

At quarter ended March 31, 2017, we had a working capital deficit of $7,478,652, as compared to a working capital deficit of $7,333,603 at December 31, 2016. Of the working capital deficit at March 31, 2017, $9,987,215 was amount due to related parties and holding company and $1,549,225 was due from related parties. Excluding the amounts due to/from related parties and holding company, we would have had a working capital surplus of $959,338 at March 31, 2017. The amount due from related parties are unsecured, interest free and repayable on demand.

Lutu is working with the related parties and expects to have the amounts offset or settled on or before Jun 30, 2017.

During the year ended December 31, 2016, operating activities used cash of $356,612, and for the year ended December 31, 2015, operating activities used cash in operations of $5,066. The use of cash in operating activities was derived from 2016 net loss $1,049,897 with non-cash item $274,935 in depreciation and amortization; moreover, there were $778,555 increase in accounts receivable; $69,502 decrease in advances from customer; $59,883 decrease in other payable, $20,438 decrease in accounts payable which were offset by the increase in amount due to related parties $1,022,264 ($2,676,045 minus $1,653,781), decrease $291,576 in inventory.

During the q uarter ended March 31, 2017, operating activities used cash of $108,844, and for the year ended December 31, 2016, operating activities used cash in operations of $356,612. The use of cash in operating activities was derived from 2017 net loss $196,964 with non-cash item $65,623 in depreciation and amortization; moreover, there were $36,885 increase in inventories; $7,513 decrease in account payable, $11,642 decrease in advances from customer; $25,339 decrease in other tax payable, $12,134 decrease in a ccrual expenses which were offset by the increase in amount due from related parties $88,454.

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During the year ended December 31, 2016, investing activities used $6,549 of cash and for the year ended December 31, 2015, investing activities used $159,719 of cash. The decrease in use of cash was due to the decrease in investment on purchases of property, plant and equipment.

During the year ended December 31, 2016, financing activities provided $418,327 of cash and for the year ended December 31, 2015, financing activities provided $465,317 of cash. The cash provided from financing activities was derived from the continue financial supporting from our holding company.

For the quarter ended March 31, 2017, financing activities used $221,874 of cash. It is mainly due to the repayment of cash to our holding company.

During the year ended December 31, 2016, net cash and cash equivalents balance was $518,849 as compared to balance $469,556 for the year ended December 31, 2015.

For the quarter ended March 31, 2017, net cash and cash equivalents balance was $188,620.

Summary

In the fertilizer industry financial success is based upon user acceptance of the products, which further relies upon the cost of production and the nutrient balances with less soil pollutions. Although we believe our biotechnology fertilizers are performing better than the chemical fertilizers in terms of aspects including product yield, eco-friendliness, environmental protection and etc., there can be no guarantee that our products will be widely accepted by the agricultural industry in the short term future. The Company is working hard to increase the market share and sales revenue, to improve the products quantity, and to minimize the production cost and operating expenses. The Company is also looking for funding opportunity to improve the financing resources. There can be no guarantee that all the above objectives can be achieved.

Off Balance Sheet Arrangements

At March 31, 2017 and December 31, 2016 there are no obligations that would qualify as off-balance sheet arrangements.

Item 3. Properties

We acquired a piece of industrial land in Jinzhong city in Shanxi Province in 2011 as a manufacturing plant. The industrial land use right lasts until 2054. The size of the manufacturing plant is 34,256 square meters. We have completed the phase 1 facilities with an annual production capacity of 100,000 tons per annum. The facilities were tested and adjusted, and are now ready for full scale production.

According to the laws of the PRC, the government owns all the land in the PRC. Companies or individuals are authorized to possess and use the land only through the land use rights granted by the government. The land use rights represent cost of the rights to use the land in respect of properties located in the PRC.

Lutu currently owns the land use right of the production plant. The expiry date of the land use right is May 8, 2054. The building and land use right are under the name of "Shanxi Lutu" or Shanxi Green Biotechnology Industry Limited. Regarding the cost of the land use right and building, please refer to Audit Report F21 and F22: the cost of Land use rights is USD 1,158,222 and Buildings are USD 2,877,610. The address of Lutu’s production plant is Chang Ning Town West, Chang Ning Village, Yuci District, Jinzhong City, Shanxi Province, China.

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Item 4. Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information regarding the ownership of our common stock as of April 28, 2017 (after giving effect to the Investment Transaction), by:

•	each director;

•	each person known by us to own beneficially 5% or more of our Common Stock;

•	each officer named in the summary compensation table elsewhere in this Current Report on Form 8-K; and

•	all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The percentages beneficially owned are calculated on the basis of 160,790,000 total shares issued and outstanding after giving effect to this Investment Transaction.

Unless otherwise indicated below, to the best of our knowledge each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

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Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Executive Officers and Directors:
Lo Kwok Leung– Chief Financial Officer No. 79, Golden Bamboo Road East, Fairview Park, Yuen Long, N.T. Hong Kong	0	0%
Dr. Leung Kwong Tak, Michael – Chairman and Director Flat G, 23/F, BLK 2 Tsuen Wan Plaza 4 Tai Pa Street, Tsuen Wan, Hong Kong	89,000,000 [1]	55.35%
Lam Ching Wan, William – Chief Executive Officer and Director Flat E, 28/F, Block 1, Park Tower, 1 King’s Road, North Point, Hong Kong	6,000,000 [2]	3.73%%
Ma Wai Kin- President, Secretary, Treasurer and Director Room 3502, Chun Lai House, Hang Chun Court, No.2. Fortune Street, Cheung Sha Wan, Hong Kong	50,000,000	31.10%

Executive Officers and Directors as a Group:	145,000,000 [1]	90.18%

5% or Greater Stockholders:
Able Lead Holdings Limited / Leung Kwong Tak [1] P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	89,000,000	55.35%
Ma Wai Kin Room 3502, Chun Lai House, Hang Chun Court, No.2. Fortune Street, Cheung Sha Wan, Hong Kong	50,000,000	31.10%

5% or Greater Stockholders as a Group:	139,000,000	86.45%

______________

1 Dr. Leung is the controlling shareholder of Able Lead Holdings Limited. Able Lead is majority owner of Lutu International. Pursuant to the Contractual Arrangement discussed above under Item 1.01 Entry Into Material Definitive Agreement, Able Lead agreed to exchange its shares of Lutu Group to the Company in exchange for 89 million shares of the Company’s common stock. Pursuant to the Contractual Arrangements, such 89 million shares are being held in escrow pending removal of a lien against Able Lead’s shares of Lutu International and delivery of the same to the Company. Able Lead therefore is currently unable to sell or dispose of these 89 million shares. Moreover, Able Lead has granted to the Board of Directors of GVBT the sole right to vote such shares while they remain in escrow. Therefore, Dr. Leung currently is deemed not to be a beneficial owner of these shares, however, he will become the beneficial owner of these shares upon Able Lead’s delivery of the shares of Lutu Group to the Company, which will cause these 89 million shares to be released from escrow to Able Lead.

2 Lam Ching Wan holds the shares in the name of Harcourt Capital Limited.

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Changes in Control

Except for matters described in this report regarding the Investment Transaction, we are unaware of any contract or other arrangement or provisions of our Articles or Bylaws the operation of which may at a subsequent date result in a change of control of our company. There are not any provisions in our Articles or Bylaws, the operation of which would delay, defer, or prevent a change in control of our company.

Item 5. Directors and Executive Officers

The following persons are our executive officers and directors as of May 12, 2017 and hold the positions set forth opposite their respective names. The members of the Board of Directors serve until the next annual meeting and a successor is appointed and qualified, or until resignation or removal.

Name	Age	Position	Date of Appointment
Leung Kwong Tak, Michael	60	Chairman of the Board, Director	May 12, 2017
Lam Ching Wan, William	59	Chief Executive Officer, Director	May 12, 2017
Ma Wai Kin	55	President, Secretary, Treasurer, and Director	May 12, 2017
Lo Kwok Leung	49	Chief Financial Officer	May 12, 2017

Business Experience

The following is a brief description of the business experience of our executive officers and directors:

Dr. Leung Kwong Tak, Michael (“Dr. Leung”) – Chairman and Director

Dr. Leung is the chairman and director of the Lutu International. Dr. Leung co-founded the Lutu Group in 2012. Dr. Leung is responsible for formulating strategic direction and leadership and for developing and executing Lutu International’s strategic objectives and business plans. Lutu International has been progressing the licensing of intellectual property, the field tests and the production and sales of bio-fertilizer products in China. Prior to developing the bio-fertilizer business, Dr. Leung has held over 30 years’ experience in the economic analysis, projects’ strategic formulation and development for different industries including the telecommunication and legal industries. From 1990-2002, he was the market manager and senior analyst in Hong Kong Telecom/PCCW responsible for performing economic forecast and analysis, business and financial modelling and providing strategic analysis.

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Dr. Leung obtained a Doctor of Business Administration from the University of Newcastle in Australia in 2014. Dr. Leung also holds Master of Philosophy in Economics from the Chinese University of Hong Kong awarded in 1983, Master of Business Administration from the Oklahoma City University awarded in 1992, LLM in International Corporate and Financial Law from the University of Wolverhampton awarded in 2007 and Bachelor of Social Sciences from the Chinese University of Hong Kong awarded in 1980.

Lam Ching Wan, William (“Mr. Lam”) – Chief Executive Officer and Director

Mr. Lam has had substantial commercial experience, including working in the marketing department of Shui On Holdings Limited (now a listed company in Hong Kong), and the finance department of IBM International from September 1986 to August, 1988. Mr. Lam is one of the founders and has since 1997 been the senior partner of Hui & Lam LLP, a Hong Kong law firm. He is a qualified lawyer in Hong Kong, England and Wales. He worked as a trainee solicitor in Baker & Mackenzie from September 1989 to August 1991. Mr. Lam has rich experience in corporate listings, mergers and acquisitions, joint venture, private equity formation, corporate restructuring and commercial legal services.

Mr. Lam holds a Bachelor’s Degree of Social Science awarded in 1980 from the Chinese University of Hong Kong. He received his Master’s Degree of Business Administration from the Chinese University of Hong Kong in 1986. He also holds a Bachelor’s Degree of Laws from the University of London awarded in 1987. He studied at the College of Law in England, before passing the Law Society’s Final Examination of the United Kingdom in 1989.

Ma Wai Kin-President, Secretary, Treasurer, and Director

Mr. Ma has all-round experiences with Honk Kong and China listed companies including project development, planning design, sales and marketing management, leasing and property management, market research and feasibility studies, CRM and branding. From 1997 to 2004, he worked as a deputy general manager for Agile International Company Limited, a listed company in Hong Kong which specializes in People’s Republic of China property development. He was primarily responsible for promoting the brand development of the company and coordinating marketing activities, events and projects. From 2005 to 2006, he worked as the Sales and Marketing Manager for Chuang’s Consortium Limited. From 2007 to 2009, he worked as an assistant general manager for Tysan Land (Shanghai) Limited, a member company of a listed company in Hong Kong, responsible for implementing sales and marketing campaigns. Since August 2009, he worked as an independent consultant in Hong Kong advising on the marketing aspect of various projects including business development of Sino-Australia kindergartens, planning development of TCM Park in Hengqin, People’s Republic of China and overseas investment projects in Australia.

Mr. Ma received a Bachelor of Arts degree from the University of Toronto in 1985, and a Master of Science (Marketing) degree from the Chinese University of Hong Kong in 2005.

Lo Kwok Leung- Chief Financial Officer

Mr. Lo Kwok Leung received a Bachelor’s Degree of Administrative Studies in the York University of Canada in 1993 and a Master’s Degree of Finance in City University of Hong Kong in 2007. He is qualified accountant in Hong Kong and in the U.S. He has more than 20 years working experience in audit and commercial sectors. He was employed by Chevron Hong Kong Limited for a period of 14 years, from September 2010 to June 2016, his position was the Lead – Accounting & Reporting responsible to lead the Finance Team to perform accounting, reporting, tax and compliance functions. From November 15, 2016 to now, he has been the Chief Finance Officer of the Lutu International Biotechnology Limited responsible for all functions of finance, treasury and accounting.

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Involvement in Certain Legal Proceedings

Except as set forth in the director and officer biographies above, to the Company’s knowledge, during the past ten (10) years, none of the Company’s directors, executive officers, promoters, control persons, or nominees has been:

☐

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

☐	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

☐	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

☐	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

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Committees of the Board of Directors

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

Corporate Governance

Board Independence

We currently have three directors serving on our board of directors. Our Board of Directors has adopted the definition of “independence” as described in NASDAQ Rules 4200 and 4350. Independent directors would not include anyone who, within the past three years, be employed by us or any of our parent or subsidiary or any of their family members; or any director who is, or who has a family member who is, a controlling shareholder. Our board of directors has determined that no directors do meet the independence requirements.

Item 6. Executive Compensation

None of our executive officers have received any compensation for the last two fiscal years.

Stock Incentive Plan

We currently do not have any stock incentive plans with any of our executive officers or employees.

Employment Agreements

We currently do not have any employment agreements with any of our executive officers.

Director Compensation

We have not adopted compensation arrangements for members of our board of directors.

Directors’ and Officers’ Liability Insurance

The Company will obtain directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers in the near future, subject to certain exclusions. Such insurance also insures the Company against losses which we may incur in indemnifying our officers and directors.

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Item 7. Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Party Transactions

Except as described below, during the quarter ended March 31, 2017 and the past two years, there have been no transactions, whether directly or indirectly, between Lutu Group and any of its officers, directors or their family members.

The details for amount due from / to related parties were as follows:

	March 31, 2017	2016	2015
December 31,	(unaudited)	(audited)	(audited)
Amount due from related parties:
Well Supreme Limited (c)	$207,464	$207,825	$207,982
China Mineral Resources Holdings Limited (a) (c)	9,125	9,141	4,936
Shanxi Lukun Mining Technology Co., Ltd (a)	817,256	1,119,750	-
Isparta Holdings Limited (a) (b) (c)	515,380	477,417	-
	$1,549,225	$1,814,133	$212,918

	March 31, 2017	2016	2015
December 31,	(unaudited)	(audited)	(audited)
Amount due to related parties:
Shanxi Lukun Mining Technology Co., Ltd (a)	$-	$-	$43,089
Shanxi Chengkai Mining Technology Co., Ltd (a)	1,246,388	1,234,520	1,301,142
Hong Kong Prolific Mineral Technologies Ltd (a)	1,515,445	1,518,078	1,521,806
Pilot Sunshine Limited (a) (c)	5,147	5,157	5,161
Able High Holdings Limited (a) (b) (c)	2,601,145	2,780,449	7,741
Hong Kong Prolific Eco-Technology Limited (a)	55,302	55,398	56,731
Holmsun Capital Limited (a) (b)	392,468	393,150	393,447
Hui & Lam Solicitors LLP (c)	4,907	21,380	90,164
Maycrown Capital Limited (a) (b)	398,708	399,401	399,703
View Strong Limited (a) (b) (c)	11,583	11,603	11,612
	$6,231,093	$6,419,136	$3,830,596

(a) Common director, LEUNG Kwong Tak

(b) Common shareholder, LEUNG Kwong Tak

(c) Common director/ partner, LAM Ching Wan.

Note 1: The amount due from related parties are unsecured, interest free and repayable on demand.

Lutu is working with the related parties and expect to have the amounts offset or settled on or before June 30, 2017.

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On June 29, 2015, a director forgave all his advances of $17,348 loaned to the Company. The advance forgiveness was recorded as additional capital during year ended January 31, 2016. On August 28, 2015, the Company’s new officer and director entered into an agreement to loan up to $50,000 to the Company, accruing interest at 8%, due on September 1, 2016, and unsecured. The maturity date has been extended by agreement to June 30, 2017. The balances as of January 31, 2017 and 2016 are $50,000 and $34,764, respectively.

Board Independence

We currently have three directors serving on our board of directors. Our Board of Directors has adopted the definition of “independence” as described in NASDAQ Rules 4200 and 4350. Independent directors would not include anyone who, within the past three years, be employed by us or any of our parent or subsidiary or any of their family members; or any director who is, or who has a family member who is, a controlling shareholder. Our board of directors has determined that no directors do meet the independence requirements.

Item 8. Legal Proceedings

None.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

There is a limited public market for our common shares.  Our common shares are not quoted on the OTC Bulletin Board at this time.  Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects.  We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed or traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

As of May 12, 2017, no shares of our common stock have traded on an exchange or on the OTC Marketplace.

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Number of Holders

As of the Investment Transaction, the Company has 160,790,000 issued and outstanding shares of common stock held by a total of 11 shareholders of record.

Dividends

No cash dividends were paid on our shares of common stock during the fiscal years ended January 31, 2017 and 2016. We have not paid any cash dividends since our inception and do not foresee declaring any cash dividends on our common stock in the foreseeable future.

Equity Compensation Plans

The company has not adopted any equity compensation plans and does not anticipate adopting any equity compensation plans in the near future. Notwithstanding the foregoing, because the company has limited cash resources at this time, it may issue shares or options to or enter into obligations that are convertible into shares of common stock with its employees and consultants as payment for services or as discretionary bonuses. The company does not have any arrangements for such issuances or arrangements at this time.

Item 10. Recent Sales of Unregistered Securities.

Share Issuance by the Lutu Group Entities

Qianhai Lutu

Qianhai Lutu was incorporated on 4 December 2013 in Shenzhen, China. The legal representative is Leung Kwong Tak, Michael. Qianhai Lutu is the direct subsidiary of Shanxi Lutu.

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Shanxi Lutu

Shanxi Lutu was incorporated as a limited company in the Shanxi Province, China in 13 April 2006 with a registered capital of RMB 25 million. The shareholders were Yue Subing who owned 86% of the total shares and Mu Yaogui who owned 14% of the total shares.

Hong Kong Prolific acquired Shanxi Lutu from Yue Subing and Mu Yaogui pursuant to a share transfer agreement executed on 10 July 2012. The corporate name and the registered share capital of Shanxi Lutu remained unchanged. The legal representative of Shanxi Lutu was changed from Yue Subing to Leung Kwong Tak, Michael. As Hong Kong Prolific is a company incorporated in Hong Kong, Shanxi Lutu was converted to a WFOE company after closing of the aforesaid share transfer Agreement.

Hong Kong Prolific

Hong Kong Prolific was incorporated in Hong Kong as a limited company in 23 March 2001. Light Raise Limited acquired Hong Kong Prolific on 12 March 2012. The current directors of Hong Kong Prolific are Lam Ching Wan, William and Leung Kwong Tak, Michael.

Light Raise Limited

Light Raise was incorporated in the British Virgin Islands on 1 July 2009. Able Lead acquired Light Raise on 12 March 2012. Lutu International acquired Light Raise from Able Lead on 12 April 2014. The current directors of Light Raise are Leung Kwong Tak, Michael and Lam Ching Wan. William.

Lutu International

Lutu International was incorporated in the British Virgin Islands on 17 February 2014. Leung Kwong Tak was the sole shareholder of 1 share in Lutu International from 17 February 2014 to 6 July 2015. On 6 July 2015, Leung Kwong Tak transferred his 1 share to Able Lead. On 6 July 2015, 88 shares were allotted to Able Lead, 6 shares were allotted to Harcourt and 5 shares were allotted to Woodhead. The current sole director of Lutu International is Leung Kwong Tak, Michael.

The above issuances were by private companies and the transactions did not involve any public offerings.

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Share Exchange Agreement with Harcourt and Woodhead

On May 12, 2017, GVBT entered into a share exchange agreement with Harcourt and Woodhead (the “Minority Interest Exchange Agreement”). Under the Minority Interest Exchange Agreement, Woodhead agreed to transfer GVBT a total of 5% of the issued and outstanding shares of Lutu International. In consideration, GVBT agreed to grant Woodhead, or persons designated by Woodhead, a right to receive a total of 5 million shares of GVBT’s common stock. Under the Minority Interest Exchange Agreement, Harcourt agreed to transfer to GVBT a total of 6% of the issued and outstanding shares of Lutu International. In consideration, GVBT agreed to grant Harcourt, or persons designated by Harcourt, a right to receive a total of 6 million shares of GVBT’s common stock. The transactions under the Minority Interest Exchange Agreement were completed on May 12, 2017.

Share Exchange Agreement with Able Lead and Escrow Agreement

Able Lead has an outstanding loan of $4.43 million denominated in RMB owed to an unrelated third party with its maturity date on January 22, 2018 (the “Outstanding Loan”). Shares of Lutu International held by Able Lead were offered by Able Lead as collateral to secure repayment of the Outstanding Loan (the “Security”).

On May 12, 2017, GVBT entered into a share exchange agreement (the “Majority Interest Exchange Agreement”) with Able Lead. Under the Majority Interest Exchange Agreement, Able Lead agreed to enter into a series of contractual arrangements with GVBT (collectively, the “Contractual Arrangements”) (as described below), in which GVBT assumes management control of the Lutu Group. Able Lead further agrees to deliver the shares of Lutu International to GVBT once the Outstanding Loan is fully repaid. In consideration, GVBT agrees to issue and deliver a total of 89 million shares of GVBT’s common stock to an escrow agent (issued in the name of the escrow agent or its nominee) (the “Escrow Shares”). The Escrow Shares shall be held in escrow for a period of one year or such period of time to be agreed by GVBT and Able Lead from the execution of the Majority Interest Exchange Agreement. Conditional upon the full repayment of the Outstanding Loan and the release of the Security, the Escrow Shares shall be released to Able Lead in exchange for the delivery of a total of 89% of the issued and outstanding shares of Lutu International by Able Lead to GVBT. In the event that Able Lead fully repays the Outstanding Loan and causes the release of the Security, then the Escrow Shares shall be delivered to Able Lead. In the event that Able Lead cannot fully repay the Outstanding Loan (within a period of one year, or such period of time to be agreed by GVBT and Able Lead) and cause the release of the Security, then the Escrow Shares shall be delivered to transfer agent for cancellation. Unless otherwise expressly agreed in writing by GVBT and Able Lead, the Majority Share Exchange Agreement shall be automatically terminated upon the termination of any of the agreements in the Contractual Arrangements described as below. The transactions under the Majority Interest Exchange Agreement was completed on May 12, 2017.

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Each issuance of the securities under the Minority Interest Exchange Agreement and the Majority Interest Exchange Agreement will be to a single “non-U.S. person” (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which the Company relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended (the “Act”), as the conditions of Regulation S were met, including, but not limited to: each recipient of the securities is a Chinese citizen at the time of sale thereof; and each recipient agreed to resell the securities only in accordance with Regulation S, pursuant to a registration statement under the Act, or pursuant to an available exemption from registration.

Item 11. Description of Registrant’s Securities to be Registered.

Authorized Capital Stock

Our authorized capital stock consists of 750,000,000 shares of common stock, with a par value of $0.0001 per share. As of the closing of the Investment Transaction there were 160,790,000 shares of our common stock issued and outstanding. There are no preferred shares authorized or issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by a plurality, of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Two persons present and being, or represented by proxy, shareholders of the Company are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock.

Warrants

We have not issued and do not have outstanding any warrants granted to other parties.

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Options

We have not issued and do not have outstanding any options granted to other parties.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into common shares or any rights convertible or exchangeable into common shares.

Stock Transfer Agent

The stock transfer agent for the common stock is Island Stock Transfer, 15500 Roosevelt Blvd, Suite 301,

Clearwater, FL 33760.

Item 12. Indemnification of Officers and Directors.

According to our bylaws:

(a) The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

(b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

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(c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

Item 13. Financial Statements and Supplementary Data.

Reference is made to the financial statements relating to the Lutu Group contained in Item 9.01 of this Current Report on Form 8-K, which is incorporated by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

99.1 Audited consolidated financial statements of Lutu International Biotechnology Limited, a Cayman Islands corporation for the fiscal years ended December 31, 2016 and 2015.

99.2 Pro forma combined financial statements of the Registrant and Lutu International Biotechnology Limited, a Cayman Islands corporation, as of the fiscal year ended December 31, 2016.

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(b) Exhibits.

Exhibit No.	Description

2.1

Share exchange agreement dated May 12, 2017, by and between Green Vision Biotechnology Corp. and Able Lead Holdings Limited (incorporated by reference to our Current Report on Form 8-K filed on May 12, 2017)

2.2

Share exchange agreement dated May 12, 2017, by and between Green Vision Biotechnology Corp., Woodhead Investments Limited and Harcourt Capital Limited (incorporated by reference to our Current Report on Form 8-K filed on May 12, 2017)

3.1	Amended and Restated By-Laws of Green Vision Biotechnology Corp. (incorporated by reference to our Current Report on Form 8-K filed on May 12, 2017)

10.1

Consulting services agreement dated May 12, 2017, by and between Green Vision Biotechnology Corp. and Lutu International Biotechnology Limited (incorporated by reference to our Current Report on Form 8-K filed on May 12, 2017)

10.2

Operating agreement dated May 12, 2017, by and between Green Vision Biotechnology Corp., Lutu International Biotechnology Limited and Able Lead Holdings Limited (incorporated by reference to our Current Report on Form 8-K filed on May 12, 2017)

10.3

Voting rights proxy agreement dated May 12, 2017, by and between Green Vision Biotechnology Corp. and Able Lead Holdings Limited (incorporated by reference to our Current Report on Form 8-K filed on May 12, 2017)

10.4

Escrow agreement dated May 12, 2017, by and between Green Vision Biotechnology Corp., Booth Udall Fuller, PLC, and Able Lead Holdings Limited (incorporated by reference to our Current Report on Form 8-K filed on May 12, 2017)

16.1	LBB & Associates LTD., LLP letter addressed to the SEC (incorporated by reference to our Current Report on Form 8-K filed on May 12, 2017)

99.1	Audited consolidated financial statements of Lutu International Biotechnology Limited, a Cayman Islands corporation for the fiscal years ended December 31, 2016 and 2015.

99.2	Pro forma combined financial statements of the Registrant and Lutu International Biotechnology Limited, a Cayman Islands corporation, as of the fiscal year ended December 31, 2016.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Since June 8, 2015, GVBT’s independent registered public accounting firm has been LBB & Associates Ltd., LLP, with offices located in Houston, Texas (“LBB”). Lutu International’s independent registered public accounting firm that audited its annual financial statements for the fiscal years ended December 31, 2016 and 2015, has been Centurion ZD CPA Limited, an independent registered public accounting firm with offices in Hong Kong (“Centurion”). As a result of the acquisition referenced above in Item 1.01 – Entry into a Material Definitive Agreement, whereby all of the issued and outstanding shares of Lutu International acquired by GVBT, Lutu International is deemed to be the acquiring entity for accounting purposes. GVBT and Lutu International have decided that Centurion will continue as the independent registered public accounting firm for Lutu International in place of LBB. Such election requires that the following disclosures be made pursuant to Item of 304 of Regulation S-K.

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(a) Through May 12, 2017, LBB was GVBT’s independent registered public accounting firm. As of May 12, 2017, in connection with the completion of the reverse takeover of GVBT by Lutu International as contemplated by the agreements described in Item 1.01 – Entry into a Material Definitive Agreement, LBB has been dismissed as GVBT’s independent registered public accounting firm.

Other than an explanatory paragraph included in LBB’s audit report for GVBT’s fiscal years ended January 31, 2017 and 2016, relating to the uncertainty of GVBT’s ability to continue as a going concern, the audit report of LBB on GVBT’ financial statements for fiscal years ended January 31, 2017 and 2016, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During GVBT’s fiscal years ended January 31, 2017 and 2016 and through May 12, 2017, there were no disagreements (as defined in item 304 of Regulation S-K) with LBB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of LBB, would have caused it to make reference to the subject matter of the disagreements in connection with their report.

GVBT furnished LBB with a copy of this disclosure on May 12, 2017,providing LBB with the opportunity to furnish GVBT with a letter addressed to the Commission stating whether they agree with the statements made by GVBT herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which they do not agree. A copy of LBB’S letter addressed to the Commission is filed as Exhibit 16.1 to this Report.

(b) As of May 12, 2017, GVBT has engaged Centurion as its independent accountant to audit its financial statements and to perform reviews of interim financial statements. During the fiscal years ended December 31, 2016 and 2015 and then through May 12, 2017, neither GVBT nor anyone acting on its behalf consulted with Centurion regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of GVBT, or the type of audit opinion that might be rendered by LBB on GVBT’s financial statements; or (ii) any matter that was either the subject of a disagreement with LBB or a reportable event with respect to LBB.

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAW; CHANGE OF FISCAL YEAR

The fiscal year-end for Lutu International is December 31. On [Date], the board of directors of the GVBT approved changing the fiscal year-end of GVBT from January 31 to December 31 in connection with the Investment Transaction.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the Investment Transaction described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN VISION BIOTECHNOLOGY CORP.

DATE: August 3, 2017

By:	/s/ Lam Ching Wan
Name:	Lam Ching Wan
Title:	Chief Executive Officer

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial statements

Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

2.1

Share Exchange Agreement dated May 12, 2017, by and between Green Vision Biotechnology Corp. and Able Lead Holdings Limited (incorporated by reference to our Current Report on Form 8-K filed on May 12, 2017)

2.2

Share Exchange Agreement dated May 12, 2017, by and between Green Vision Biotechnology Corp., Woodhead Investments Limited and Harcourt Capital Limited (incorporated by reference to our Current Report on Form 8-K filed on May 12, 2017)

10.1

Consulting services agreement dated May 12, 2017, by and between Green Vision Biotechnology Corp. and Lutu International Biotechnology Limited (incorporated by reference to our Current Report on Form 8-K filed on May 12, 2017)

10.2

Operating agreement dated May 12, 2017, by and between Green Vision Biotechnology Corp., Lutu International Biotechnology Limited and Able Lead Holdings Limited (incorporated by reference to our Current Report on Form 8-K filed on May 12, 2017)

10.3

Voting rights proxy agreement dated May 12, 2017, by and between Green Vision Biotechnology Corp. and Able Lead Holdings Limited (incorporated by reference to our Current Report on Form 8-K filed on May 12, 2017)

10.4

Escrow agreement dated May 12, 2017, by and between Green Vision Biotechnology Corp., Booth Udall Fuller, PLC, and Able Lead Holdings Limited (incorporated by reference to our Current Report on Form 8-K filed on May 12, 2017)

16.1	LBB & Associates LTD., LLP letter addressed to the SEC (incorporated by reference to our Current Report on Form 8-K filed on May 12, 2017)

99.1	Audited consolidated financial statements of Lutu International Biotechnology Limited, a Cayman Islands corporation for the fiscal years ended December 31, 2016 and 2015.

99.2	Pro forma combined financial statements of the Registrant and Lutu International Biotechnology Limited, a Cayman Islands corporation, as of the fiscal year ended December 31, 2016.

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